UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:  ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240. 14a-12

ZAI LAB LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This document shall also serve as a circular to holders of the ordinary shares of Zai Lab Limited for purposes of the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited, or the HK Listing Rules.

4560 Jinke Road

Bldg. 1, Fourth Floor

Pudong, Shanghai, China 201210

(Nasdaq Trading Symbol: ZLAB; HKEx Stock Code: 9688)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the 2021 Annual General Meeting of Shareholders of Zai Lab Limited (the “Company” or “us”) will be held:

Time and Date:	8:00 a.m. (Eastern Daylight Time) on Thursday, June 24, 2021 /
8:00 p.m. (China Standard Time) on Thursday, June 24, 2021

Physical Location:	Building 1, 4/F, Denali Room, Jinchuang Plaza, 4560 Jinke Road Shanghai, China 201210.

Virtual Meeting Site:	www.virtualshareholdermeeting.com/ZLAB2021.

The purpose of the meeting is to consider and vote on the following matters:

1.

A special resolution to consider and approve amending and restating the Fourth Amended and Restated Articles of Association of Zai Lab Limited, or the Current Articles, to provide for the annual election of each of the Company’s directors.

2.	A special resolution to consider and approve amending and restating the Current Articles to reflect changes required or recommended by The Stock Exchange of Hong Kong Limited.

3.

A special resolution to consider and approve that, conditional upon the approval of special resolutions 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the form attached to the proxy statement as Exhibit A.

4.

An ordinary resolution to ratify the selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent auditors for the fiscal year ending December 31, 2021.

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

The record date for the Annual Meeting is April 27, 2021. Only shareholders of record as of close of business (China Standard Time) on April 27, 2021 are entitled to receive notice of, and to attend and to vote at the Annual Meeting or any adjournment thereof.

Your vote is important to us. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares as soon as possible. The manner in which you hold your shares will dictate how you can vote:

Shareholders

•	If you are a shareholder of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date, you may vote your shares by submitting your proxy through www.proxyvote.com no later than 11:59 p.m. (Eastern Daylight Time) on June 21, 2021, or if you received printed proxy materials, you may submit your vote by completing, signing and dating each proxy card received and returning it in the prepaid envelope. Sign your name exactly as it appears on the proxy card. Proxy cards submitted by mail must be received no later than June 18, 2021, to be voted at the Annual Meeting.

•

If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy card.

ADS Holders

•

If you are a holder of record of our American Depositary Share(s), or ADS(s), each representing one of our ordinary shares, as of the close of business (Eastern Daylight Time) on April 27, 2021 who wishes to exercise your voting rights for the underlying ordinary shares, you must act through Citibank, N.A., the depositary of the ADSs.

•

If you are a beneficial owner of ADSs registered as of the close of business (Eastern Daylight Time) on April 27, 2021 in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank, N.A. Simply follow the voting instructions to ensure that your vote is counted.

By Order of the Board of Directors,

Samantha (Ying) Du

Director, Chairwoman of the Board of Directors and Chief Executive Officer

April 30, 2021

ZAI LAB LIMITED

PROXY STATEMENT FOR

2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING		1

MATTERS REQUIRING SHAREHOLDER ACTION		9

PROPOSAL 1	AS A SPECIAL RESOLUTION, APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO PROVIDE FOR ANNUAL ELECTION OF DIRECTORS	9

PROPOSAL 2	AS A SPECIAL RESOLUTION, APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO REFLECT CHANGES REQUIRED OR RECOMMENDED BY THE STOCK EXCHANGE OF HONG KONG LIMITED	10

PROPOSAL 3	AS A SPECIAL RESOLUTION, ADOPTION OF THE FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION	13

PROPOSAL 4	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS	14

TRANSACTION OF OTHER BUSINESS		17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		18

GOVERNANCE OF THE COMPANY		20

EXECUTIVE OFFICERS		30

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS		32

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION		34

AUDIT COMMITTEE REPORT		34

EXECUTIVE COMPENSATION		36

COMPENSATION COMMITTEE REPORT		47

COMPENSATION TABLES		48

DIRECTOR COMPENSATION		52

ADDITIONAL INFORMATION		53

DELIVERY OF PROXY MATERIALS		53

-i-

ZAI LAB LIMITED

4560 Jinke Road

Bldg. 1, Fourth Floor

Pudong, Shanghai, China 201210

PROXY STATEMENT

FOR THE 2021 ANNUAL GENERAL MEETING OF SHAREHOLDERS

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 24, 2021

This Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 of Zai Lab Limited, or the Company or us, are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials.

You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and our annual report prepared according to the HK Listing Rules, or the HK Annual Report, including audited consolidated financial statements, free of charge by sending a written request to: Zai Lab Limited at Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210, Attention Corporate Secretary. Exhibits to our Annual Report on Form 10-K will be provided upon written request and payment of an appropriate processing fee. Copies of our Annual Report on Form 10-K and this Proxy Statement are also available online through the U.S. Securities and Exchange Commission, or the SEC, at www.sec.gov, The Stock Exchange of Hong Kong Limited, or the HKEx, at www.hkexnews.hk and on our website at https://www.zailaboratory.com/ under “Investors (Nasdaq)” and “Investors (HKEX).” Copies of our HK Annual Report are also available online through the HKEx at www.hkexnews.hk and on our website at https://www.zailaboratory.com/ under “Investors (HKEX).”

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or ask to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on or about April 30, 2021 to all shareholders of record entitled to vote at the Annual Meeting.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

Will I receive any other proxy materials by mail?

We may send you a proxy card or a second notice on or after May 10, 2021. Holders of record of our American Depositary Share(s), or ADS(s), as of the close of business (Eastern Daylight Time) on April 27, 2021, or the ADS record date, will receive ADS voting instructions from Citibank, N.A., or Citibank, the depositary of the ADSs.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at its 2021 Annual General Meeting of Shareholders, or the Annual Meeting. As a shareholder of record as of close of business (China Standard Time) on April 27, 2021, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement. Holders of our ADS(s) will not be entitled to attend the Annual Meeting and cannot vote their ADSs directly. Holders of our ADSs as of the ADS record date may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement among the Company, Citibank and the holders and beneficial owners of ADSs, or the deposit agreement.

What does it mean if I receive more than one notice regarding the Internet availability of proxy materials or more than one set of printed proxy materials?

If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction form, for each account. To ensure that all your shares are voted, please vote by Internet or by signing, dating and returning a proxy card or voting instruction form for each account.

Why is the Annual Meeting a hybrid meeting this year?

Due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of our directors, employees and shareholders, this year we are relying on the latest technology to host a “hybrid” Annual Meeting. We believe that embracing the latest technology provides expanded access, improved communication and cost savings for our shareholders. Combined with allowing traditional in-person attendance, we believe this strikes the right balance between leveraging technology and maintaining the ability for our directors, employees and shareholders to interact in person.

How do I attend the Annual Meeting?

You may attend the Annual Meeting if you are shareholder of record of our ordinary shares physically at Building 1, 4/F, Denali Room, Jinchuang Plaza, 4560 Jinke Road Shanghai, China 201210, or virtually by visiting our Annual Meeting website at www.virtualshareholdermeeting.com/ZLAB2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Shareholders are encouraged to log in to this website and pre-register for the Annual Meeting before the start time of the meeting. Online check-in will begin 15 minutes prior to the start of the meeting, and you should allow ample time for the online check-in procedures. If you choose to attend the Annual Meeting virtually, there will be technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page. Holders of ADSs will not be entitled to attend or vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only shareholders of record of our ordinary shares as of close of business (China Standard Time) on April 27, 2021 are entitled to vote at the Annual Meeting. As of close of business (China Standard Time) on April 27, 2021, we had 94,684,743 outstanding ordinary shares, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Of these shares, approximately 65,326,281 of the 94,684,743 outstanding ordinary shares were held in the name of Citibank, as depositary for the ADSs, each representing one ordinary share of our Company. Each shareholder of record is entitled to one vote for each ordinary share held by such shareholder. Holders of our ADS(s) cannot vote their ADSs directly. Instead, holders of our ADSs may exercise the voting rights with respect to the underlying ordinary shares in accordance with the provisions of the deposit agreement.

How do I submit questions at the Annual Meeting?

Shareholders who wish to raise questions at the Annual Meeting must submit their questions prior to the meeting. To submit questions in advance of the Annual Meeting, go to www.proxyvote.com before 11:59 p.m. on June 15, 2021 and enter the 16-digit control number included on your Notice.

What am I voting on?

There are four matters scheduled for a vote:

1.

A special resolution to consider and approve amending and restating the Fourth Amended and Restated Articles of Association of Zai Lab Limited, or the Current Articles, to provide for the annual election of each of the Company’s directors.

2.	A special resolution to consider and approve amending and restating the Current Articles to reflect changes required or recommended by The Stock Exchange of Hong Kong Limited.

3.

A special resolution to consider and approve that, conditional upon the approval of special resolutions 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the form attached hereto as Exhibit A.

4.

An ordinary resolution to ratify the selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent auditors for the fiscal year ending December 31, 2021.

What if another matter is properly brought before the meeting?

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that you vote:

1.	FOR the special resolution to consider and approve amending and restating the Current Articles to provide for the annual election of each of the Company’s directors.

2.	FOR the special resolution to consider and approve amending and restating the Current Articles to reflect changes required or recommended by The Stock Exchange of Hong Kong Limited.

3.

FOR the special resolution to approve that, conditional upon the approval of special resolutions 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the form attached hereto as Exhibit A.

4.

FOR the ordinary resolution to ratify the selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent auditors for the fiscal year ending December 31, 2021.

Why aren’t we voting for the election of directors at the Annual Meeting?

Cayman law does not require annual election of directors, and the Current Articles provide that each member of our Board of Directors holds office until the expiration of his or her term and until his or her successor shall have been elected and qualified. Our Board of Directors has considered the advantages and disadvantages of providing for annual election of directors and has concluded that annual election is in the Company’s best interests and the best interests of its shareholders. Accordingly, Proposal 1 at this Annual Meeting is a special resolution for the

Company’s shareholders to consider and approve amending and restating the Current Articles to provide for the annual election of each of the Company’s directors. If approved, Proposal 1 will permit the Company’s shareholders to vote on the election of all directors every year for one-year terms beginning with the next annual meeting to be held in 2022.

How do I vote?

Shareholders of Record

If you are a shareholder of record of our ordinary shares registered on our Hong Kong register or Cayman Islands register as of the record date, you may vote at the Annual Meeting, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote even if you have already voted by proxy.

•

To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. Proxy cards submitted by mail must be received no later than June 18, 2021, to be voted at the Annual Meeting.

•

To vote through the Internet, go to www.proxyvote.com to complete an electronic voting instruction form. You will be asked to provide the 16-digit control number included on your Notice. Your Internet vote must be received by 11:59 p.m. (Eastern Daylight Time) on June 21, 2021 to be counted.

•

To vote while virtually attending the Annual Meeting, attend the meeting by visiting www.virtualshareholdermeeting.com/ZLAB2021. You will be asked to provide the 16-digit control number included on your Notice.

•	To vote while physically attending the Annual Meeting, attend the meeting by going to Building 1, 4/F, Denali Room, Jinchuang Plaza, 4560 Jinke Road Shanghai, China 201210.

Beneficial Owners

If you are a beneficial owner of ordinary shares registered on the record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a legal proxy or broker’s proxy card from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy card.

Holders of Record of ADSs

Holders of record of our ADSs as of the ADS record date who wish to exercise their voting rights for the underlying ordinary shares must act through Citibank. The deposit agreement permits registered holders of ADSs as of the ADS record date to instruct Citibank to exercise the voting rights for the ordinary shares represented by ADSs. Citibank has agreed that it will endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposit Agreement, to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions as follows:

•

In the event of voting by a show of hands, Citibank will vote (or cause the custodian to vote) all ordinary shares held on deposit at that time in accordance with the voting instructions received from a majority of holders who provide timely voting instructions.

•	In the event of voting by poll, Citibank will vote (or cause the Custodian to vote) the ordinary shares held on deposit in accordance with the voting instructions received from the holders.

In the event of voting by poll, holders of record of ADSs in respect of which no timely voting instructions have been received shall be deemed to have instructed Citibank to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by such holders’ ADSs; provided that no such instructions shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform Citibank that we do not wish such proxy to be given; provided, further, that no such discretionary proxy shall be given (x) with respect to any matter as to which we inform Citibank that (i) there exists substantial opposition, or (ii) the rights of holders or the shareholders of the Company will be materially adversely affected, and (y) in the event that the vote is by a show of hands.

Instructions from the ADS holders must be sent to Citibank so that the instructions are received by no later than 10:00 a.m. (Eastern Daylight Time) on June 11, 2021.

Beneficial Owners of ADSs

If you are a beneficial owner of ADSs registered on the ADS record date in the name of a brokerage firm, bank or other financial institution, you should have received information containing voting instructions from that organization rather than from Citibank. Simply follow the voting instructions to ensure that your vote is counted.

Conversion of ADSs

If a holder of ADSs cancels his, her or its ADSs in exchange for ordinary shares on or prior to the ADS record date, such holder of ADSs will not be able to instruct Citibank, as depositary of the ADSs, as to how to vote the ordinary shares represented by the canceled ADSs as described above. Holders of ADSs who wish to cancel their ADSs in exchange for ordinary shares for the purpose of voting the ordinary shares directly will need to make arrangements to deliver their ADSs to Citibank, as depositary of the ADSs, for cancellation with sufficient time to allow for the completion of the delivery and, if applicable, the re-registration of the ordinary shares on our Hong Kong register prior to the record date, together with (a) delivery instructions for the corresponding ordinary shares (including, if applicable the name and address of person(s) who will be the registered holder of such ordinary shares) and (b) payment of the ADS depositary fees associated with such ADS cancellation ($0.05 per ADS to be cancelled) and any applicable taxes. If ADSs are held in a brokerage firm, bank or other financial institution, please contact the broker, bank or other financial institution to find out what actions need to be taken to instruct the broker, bank or other financial institution to present the ADSs for cancellation. Please be aware that there are no guarantees of timely delivery or re-registration of ordinary shares prior to the record date due to the time differences between Eastern Daylight Time and China Standard Time, and the time required to process the ADS cancellations, the delivery of our ordinary shares and, if applicable, the re-registration of our ordinary shares on the Hong Kong register.

What are “broker non-votes”?

A “broker non-vote” occurs when a brokerage firm, bank or other financial institution holding shares for a beneficial owner of ordinary shares does not vote the shares on a proposal because the brokerage firm, bank or other financial institution does not have discretionary voting power for a particular item and has not received instructions from the beneficial owner regarding voting. Brokerage firms, banks and other nominees who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to routine matters. Although the determination of whether a brokerage firm, bank or other financial institution will have discretionary voting power for a particular item is typically determined only after proxy materials are filed with the SEC, we expect that the special resolution to consider and approve amending and restating the Current Articles to provide for the annual election of each of the Company’s directors (Proposal 1), the special resolution to consider and approve amending and restating the Current Articles to reflect changes required or recommended by The Stock Exchange of Hong Kong Limited (Proposal 2) and the special resolution to consider and approve that, conditional upon the approval of special Proposals 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the

form attached hereto as Exhibit A (Proposal 3) will be non-routine matters and the ordinary resolution to ratify the selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2021 (Proposal 4) will be a routine matter. Accordingly, if your shares are held by a brokerage firm, bank or other financial institution on your behalf and you do not instruct the brokerage firm, bank or other financial institution as to how to vote your shares, your brokerage firm, bank or other financial institution will be entitled to exercise discretion to vote your shares only on Proposal 4, but your brokerage firm, bank or other financial institution may not exercise discretion to vote on the other proposals. Discretionary proxies with respect to our ordinary shares underlying our ADSs will be processed by Citibank in accordance with the provisions of the deposit agreement.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting. Consistent with the laws of the Cayman Islands, abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the special resolution to consider and approve amending and restating the Current Articles to provide for the annual election of each of the Company’s directors (Proposal 1), “FOR” the special resolution to consider and approve amending and restating the Current Articles to reflect changes required or recommended by The Stock Exchange of Hong Kong Limited (Proposal 2), “FOR” the special resolution to consider and approve that, conditional upon the approval of special Proposals 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the form attached hereto as Exhibit A (Proposal 3) and “FOR” the ratification of the selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2021 (Proposal 4). Our shareholders have no rights under the Cayman Companies Law or under our articles to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.

Can I revoke or change my vote after I submit my proxy?

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy through the Internet.

•

You may send a timely written notice that you are revoking your proxy to Zai Lab Limited, Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210, Attention: Corporate Secretary.

•	You may attend the Annual Meeting and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or Internet proxy is the one that is counted.

Will my shares be counted if I do not vote?

If you are the shareholder of record and you do not vote before the Annual Meeting by proxy card, or via the Internet, or during the Annual Meeting virtually via the Internet, your shares will not be voted at the Annual Meeting.

What if I return my proxy card but do not provide voting instructions?

Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board of Directors set forth above.

What is the quorum requirement?

Pursuant to the Current Articles, the quorum required for a general meeting of shareholders consists of one or more shareholders holding not less than an aggregate of one-third of all voting share capital of the Company in issue who are present in person, virtually or by proxy, and entitled to vote. As of close of business (China Standard Time) on April 27, 2021, there were 94,684,743 shares outstanding and entitled to vote. Thus, the holders of 31,561,581 shares must be present or represented by proxy at the Annual Meeting to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote electronically at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How many votes are needed to approve each proposal?

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at a general meeting. Proposals 1, 2 and 3 of this Proxy Statement are special resolutions. Proposal 4 of this Proxy Statement is an ordinary resolution. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect on the results of this vote.

Who is paying the expenses of solicitation?

We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. Proxies may be solicited by telephone, email, facsimile, personal solicitation or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

When are shareholder proposals and director nominations due for next year’s annual meeting?

The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with a right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Current Articles allow our shareholders holding in aggregate not less than one-third of the share capital of the Company and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our Board of Directors may duly convene an extraordinary general meeting and submit the resolutions put forward to a vote at such meeting. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings and the Current Articles do not require shareholders’ annual general meetings.

Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2022 annual general meeting of shareholders, shareholder proposals (including a director nomination) must be received at our principal executive offices no later than December 31, 2021, and must otherwise comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act. Any shareholder proposal for the annual general meeting of shareholders in 2022 which is submitted outside the processes of Rule 14a-8 (including a director nomination) shall be considered untimely unless received by the Company in writing no later than March 15, 2022. If the date of the annual general meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC and announced in Hong Kong via the website of Hong Kong Exchange and Clearing Limited (www.hkexnews.hk). A copy of all notices of proposals by shareholders should be sent to Chief Legal Officer & Corporate Secretary, Zai Lab Limited, Building 1, 4/F Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210.

When will the Company announce the voting results?

Results of the Annual Meeting will be posted on the website of the Company (https://www.zailaboratory.com/) and on the website of HKEx (www.hkexnews.hk) following the conclusion of the Annual Meeting and on the website of the SEC (www.sec.gov) in a Current Report on Form 8-K filed by us within four business days of the conclusion of the Annual Meeting.

All references to “Zai Lab,” the “Company,” “we,” “us” or “our” in this Proxy Statement mean Zai Lab Limited.

MATTERS REQUIRING SHAREHOLDER ACTION

PROPOSAL 1

AS A SPECIAL RESOLUTION, APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO PROVIDE FOR ANNUAL ELECTION OF DIRECTORS

Description of the Proposal

The Board of Directors approved, adopted and declared advisable amending and restating the Current Articles to provide for the annual election of directors.

Purpose of Proposed Amendment

The Board of Directors approved, adopted and declared advisable the amendment and restatement of the Current Articles to provide for the annual election of directors. The Board of Directors regularly reviews the Company’s corporate governance practices. After careful consideration, the Board of Directors determined that it would be in the Company’s best interests and the best interests of the Company’s shareholders to allow the shareholders to vote on the election of the entire Board of Directors each year. If this Proposal 1 is approved by the shareholders, the Current Articles will be amended and restated in their entirety to provide for the annual election of directors.

Cayman law does not require the annual election of directors and the Current Articles provide that each director holds office until the expiration of his or her term and until his or her successor shall have been elected and qualified. A Director may also be removed from office by ordinary resolution or by the Board at any time before the expiration of his or her term. The Board of Directors has considered the advantages and disadvantages of providing for the annual election of directors and has concluded that annual election is in the best interests of the Company and its shareholders. Although Cayman law does not require the annual election of directors, the Board of Directors believes that the election of directors is a primary means for shareholders to influence corporate governance policies and increase the Board of Directors’ and management’s accountability to shareholders. The annual election of directors will provide the Company’s shareholders with the opportunity to register their views on the performance of the entire Board of Directors each year.

If approved, this Proposal 1 will permit the Company’s shareholders to vote on the election of all directors every year for one-year terms beginning with the next annual meeting. If the Company’s shareholders do not approve this Proposal 1, each of the Company’s directors will continue to remain as a director until the expiration of his or her term and until his or her successor shall have been elected and qualified, or until removed from office in accordance with the Current Articles. Even if Proposal 1 is not approved and even though the Current Articles provide that directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal, the Company currently plans to hold an election of its directors at its next annual meeting.

Vote Required

This proposal requires the affirmative vote of two-thirds of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS.

PROPOSAL 2

AS A SPECIAL RESOLUTION, APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO REFLECT CHANGES REQUIRED OR RECOMMENDED BY THE STOCK EXCHANGE OF HONG KONG LIMITED

Description of the Proposal

The Board of Directors approved, adopted and declared advisable amending and restating the Current Articles to reflect changes required or recommended by the HKEx as further set forth below.

Purpose of Proposed Amendment

The Board of Directors approved, adopted and declared advisable the amendment and restatement of the Current Articles to reflect changes required or recommended by the HKEx, as follows:

1.	HK Listing Rules: The Current Articles contemplate the listing of the Company’s ordinary shares or ADSs on the Nasdaq Stock Market.

If this Proposal 2 is approved, the Current Articles will be amended and restated to reflect the Company’s secondary listing of its shares on the HKEx. The defined term “Designated Stock Exchange” will be amended and restated to mean “the Global Market of The Nasdaq Stock Market, The New York Stock Exchange, the HKEx or any other internationally recognized stock exchange where the Company’s securities are traded.” The Current Articles will also be amended and restated to include references to the Rules Governing the Listing of Securities on the HKEx, or the HK Listing Rules.

2.

Transfer of Shares: Article 13 of the Current Articles provide that shares of the Company are transferable subject to the approval of the Board of Directors or the written consent of a Director authorized by the Board of Directors in writing to approve share transfers.

If this Proposal 2 is approved, Article 13 of the Current Articles will be amended and restated to exclude shares that are listed on a Designated Stock Exchange (as defined therein) and to provide that transfers of shares that are listed on the HKEx may be effected by any method of transferring or dealing in securities permitted by HK Listing Rules.

Because shares listed on a Designated Stock Exchange are subject to the listing rules of such Designated Stock Exchange, this amendment and restatement will harmonize the Company’s share transfer rules with the listing rules of the relevant Designated Stock Exchange, namely, in this case, the HKEx.

3.

Company Purchase of Own Shares: Article 17 of the Current Articles provide that, subject to the provisions of the relevant laws and regulations and the Current Articles, the Company may purchase its own shares (including any redeemable shares) provided that the Company’s shareholders shall have approved the manner of purchase by ordinary resolution or the manner of purchase is in accordance with Articles 19 and 20 of the Current Articles.

If this Proposal 2 is approved, Article 17 of the Current Articles will be amended and restated to provide that, subject to the provisions of the relevant laws and regulations and the Current Articles, the Company may purchase its own shares (including any redeemable shares) provided that the manner of purchase may also be approved by the Board of Directors, in lieu of approval by ordinary resolution. This proposed amendment is made in compliance with HK Listing Rule 10.06, which provides that the Board of Directors can repurchase shares of an HKEx issuer after a general approval is given by the shareholders of the Company at an annual general meeting to repurchase the Company’s shares (not exceeding 10% of the total number of issued share capital of the Company as of the date of approval).

4.

Variation or Abrogation of Rights: Article 22 of the Current Articles provide that, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attaching to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to the Current Articles, be varied or abrogated with the consent in writing of the holders of a majority of the issued shares of that class or series or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series.

If this Proposal 2 is approved, this approval threshold will be amended and restated from “a majority” to “two-thirds.” This proposed amendment is made in compliance with HK Listing Rule 19C.07(1), which provides that a super-majority vote of an HKEx issuer’s members in a general meeting is required to approve changes to the rights attached to any class of shares of the issuer.

5.

Annual General Meeting: Article 55 of the Current Articles provide that the Company may hold an annual meeting and that such annual general meeting shall be held at such time and place as the Board of Directors shall determine.

If this Proposal 2 is approved, Article 55 of the Current Articles will be amended and restated to provide that the Company shall hold an annual general meeting every year and that not more than 15 months should elapse between the date of one annual general meeting of the Company and the next. This proposed amendment is made in compliance with HK Listing Rule 19C.07(4), which provides that an HKEx issuer must hold a general meeting each year and that generally not more than 15 months should elapse between the date of one annual general meeting and the next.

6.

Minimum Shareholder Threshold for Extraordinary General Meetings: Article 56 of the Current Articles provide holders of one-third of the Company’s share capital may requisition a general meeting and Article 59 of the Current Articles provide that quorum shall require holders of not less than an aggregate of one-third of all voting share capital of the Company in issue present in person or by proxy and entitled to vote.

If this Proposal 2 is approved, this threshold will be lowered to one-tenth such that holders of one-tenth of the Company’s share capital may requisition a general meeting and holders of one-tenth of the Company’s share capital shall meet quorum. This proposed amendment is made in compliance with HK Listing Rule 19C.07(7), which provides that the minimum stake required for shareholders to be able to convene an extraordinary general meeting and add resolutions to a meeting agenda must not be higher than 10% of the voting rights of the share capital of an HKEx issuer.

7.

Notice of General Meetings: Section 58 of the Current Articles require seven calendar days’ notice for any general meeting. If this Proposal 2 is approved, the required notice period will be increased to 14 calendar days. This proposed amendment is made in compliance with undertakings given by the Company to the HKEx in connection with the Company’s secondary listing on the HKEx in 2020.

8.

Polls at General Meetings: Article 65 of the Current Articles provide that a resolution put to the vote at a general meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more shareholders present in person or by proxy entitled to vote and who together hold not less than 10 percent of the paid-up voting share capital of the Company.

If this Proposal 2 is approved, this provision will be amended to permit any shareholder present in person or by proxy entitled to vote to demand a poll regardless of such shareholder’s percent holdings in the Company.

9.

Abstention from Voting per HK Listing Rules: If this Proposal 2 is approved, the Current Articles will be amended to provide that where any shareholder is, under the HK Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such shareholder in contravention of such requirement or restriction, shall not be counted.

Vote Required

This proposal requires the affirmative vote of two-thirds of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT AND RESTATEMENT OF THE CURRENT ARTICLES TO REFLECT CHANGES REQUIRED OR RECOMMENDED BY THE HKEx AS SET FORTH ABOVE.

PROPOSAL 3

AS A SPECIAL RESOLUTION, ADOPTION OF THE FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

Description of the Proposal

The Board of Directors approved, adopted and declared advisable amending and restating the Current Articles in their entirety, and replacing them with the Fifth Amended and Restated Articles of Association in the form attached hereto as Exhibit A, conditioned upon the approval by the shareholders of Proposal 1 and Proposal 2. If both Proposal 1 and Proposal 2 are approved by the Company’s shareholders, then Proposal 3 will be proposed to the shareholders for their approval.

Purpose of Proposed Amendment

The Board of Directors approved, adopted and declared advisable, conditioned upon the approval by the shareholders of Proposal 1 and Proposal 2, the adoption of the Fifth Amended and Restated Articles of Association in the form attached as Exhibit A to implement the amendments in Proposal 1 and Proposal 2.

Vote Required

This proposal requires the affirmative vote of two-thirds of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at the Annual Meeting. Abstentions and broker non-votes will have no effect on this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” AMENDING AND RESTATING THE CURRENT ARTICLES IN THEIR ENTIRETY, AND REPLACING THEM WITH THE FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION IN THE FORM ATTACHED HERETO AS EXHIBIT A.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Description of the Proposal

The Audit Committee of the Board of Directors, or our Audit Committee, is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our consolidated financial statements. Our Audit Committee has selected Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm in China, and Deloitte Touche Tohmatsu, an independent registered public accounting firm in Hong Kong, as our independent registered public accounting firms for the fiscal year ending December 31, 2021. Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu have served as our independent registered public accounting firms since 2017 and 2020, respectively. Our Audit Committee believes at this time that the continued retention of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu to serve as our independent registered public accounting firms is in the best interest of the Company and its shareholders.

Upon recommendation of the Audit Committee, the Board of Directors has appointed Deloitte Touche Tohmatsu Certified Public Accountants LLP, an independent registered public accounting firm in China, and Deloitte Touche Tohmatsu, an independent registered public accounting firm in Hong Kong, as the Company’s independent registered public accounting firms for the fiscal year ending December 31, 2021. Deloitte Touche Tohmatsu Certified Public Accountants LLP is responsible for auditing our annual consolidated financial statements filed with the SEC and internal control over financial reporting in accordance with the Exchange Act, and Deloitte Touche Tohmatsu is responsible for auditing our annual financial statements filed with the HKEx in accordance with the HK Listing Rules. Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu are the member firms of Deloitte Touche Tohmatsu Limited.

Although shareholder approval of our Audit Committee and Board of Directors’ selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu is not required, our Board of Directors believes that it is a matter of good corporate practice to solicit shareholder ratification of this selection. The Board of Directors recommends that shareholders vote for approval and ratification of this appointment. If this proposal is not approved at the Annual Meeting, the Board of Directors will reconsider its appointment. Even if the selection is ratified, our Audit Committee has the ability to change the engagement of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu if it considers that a change is in the Company’s best interest.

Deloitte Touche Tohmatsu Certified Public Accountants LLP has audited our financial statements filed with the SEC for the fiscal years ended December 31, 2020, 2019 and 2018 and internal control over financial reporting for the fiscal years ended December 31, 2020 and 2019. Deloitte Touche Tohmatsu was engaged in 2020 to audit our annual financial statements filed with the HKEx in accordance with the HK Listing Rules, following our secondary listing on HKEx. We expect representatives of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu to be available at the Annual Meeting in person or virtually and available to respond to appropriate questions. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Auditors’ Fees

The following table summarizes the fees of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu, our registered independent public accounting firms, billed to the Company for each of the last two fiscal years (in thousands of U.S. Dollars).

	2020			2019
Fee Category	Deloitte Touche Tohmatsu Certified Public Accountants LLP	Deloitte Touche Tohmatsu	Total	Deloitte Touche Tohmatsu Certified Public Accountants LLP	Deloitte Touche Tohmatsu	Total
Audit Fees(1)	$1,056	$420	$1,476	$1,026	—	$1,026
Audit-related Fees(2)	—	—	—	—	—	—
Tax Fees(3)	$1	—	$1	$36	—	$36
All Other Fees(4)	$100	—	$100	—	—	—
Total Fees	$1,157	$420	$1,577	$1,062	—	$1,062

(1)

Audit fees consist of fees for the audit of our consolidated financial statements, reviews of our interim financial statements and the audit of the effectiveness of our internal control over financial reporting. Audit fees also include related services that are normally provided in connection with registration statements and securities offerings on Nasdaq in 2020 and 2019 and our Hong Kong listing in 2020, and other statutory and regulatory filings.

(2)

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.” No such fees were billed during either fiscal year 2020 or 2019.

(3)	Tax fees consist of fees incurred for tax advisory services.
(4)	All other fees consist of fees incurred for Hong Kong listing-related internal control compliance check service fees and other products and services other than the services described above.

Pre-approval Policies

The Board of Directors has adopted policies and procedures for the pre-approval of audit and non-audit services by the Audit Committee for the purpose of maintaining the independence of our independent auditors. The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by its independent auditor. Consistent with any applicable SEC rules on auditor independence, the Audit Committee annually may establish ceilings on the level of fees and costs of generally pre-approved and sufficiently defined services that may be performed without seeking additional approval from the Committee. The Committee may delegate pre-approval authority to one or more of its members. The member (or members) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Committee at its next regularly scheduled meeting.

The Audit Committee has considered the non-audit services provided by Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as described above and believes that they are compatible with maintaining the firms’ independence as our external auditors. In accordance with Regulation S-X, Rule 2-01, paragraph (c)(7)(i), no fees for services in 2020, 2019 and 2018 were approved pursuant to any waivers of the pre-approval requirement.

Vote Required and Board of Directors’ Recommendation

Approval of Proposal 4 requires the favorable vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person, virtually or by proxy at the Annual Meeting. Broker non-votes and abstentions with respect to Proposal 4 will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the vote. We expect that there will be no broker non-votes on this proposal due to the discretionary authority granted to brokerage firms, banks and other financial institutions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE TOUCHE TOHMATSU CERTIFIED PUBLIC ACCOUNTANTS LLP AND DELOITTE TOUCHE TOHMATSU AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

TRANSACTION OF OTHER BUSINESS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting as of the date of this Proxy Statement. If any other matters are properly brought before the Annual Meeting, the person(s) named in the accompanying proxy intend to vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The below table sets forth certain information known to us regarding beneficial ownership of our share capital as of April 1, 2021 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership set forth below is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, except as otherwise provided. The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them.

The applicable percentage ownership below is based on 89,192,343 ordinary shares outstanding as of April 1, 2021. Any options to purchase ordinary shares that are exercisable and restricted share units, or RSUs, that will vest within 60 days of April 1, 2021 are deemed to be beneficially owned by the persons holding these options and RSUs for the purpose of computing the percentage ownership of such persons, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

Name of Beneficial Owner(1)	No. of Ordinary Shares	Percent(2)
Named Executive Officers and Directors:
Samantha (Ying) Du(3)	6,079,490	6.6%
Tao Fu(4)	495,000	*
Alan Bart Sandler	—	—
F. Ty Edmondson	—	—
Billy Cho(5)	276,000	*
Peter Wirth	338,852	*
John Diekman	56,352	*
Nisa Leung	—	*
Kai-Xian Chen	24,662	*
William Lis	22,927	*
Leon O. Moulder, Jr.	13,852	*
All Executive Officers and Directors as a Group	7,199,635	7.8%
Beneficial Owners of 5% or More of our Ordinary Shares:
Capital World Investors(6)	10,313,492	11.6%
QM 11 Limited(7)	9,072,932	10.2%
FMR LLC(8)	8,117,324	9.2%

(1)	The business address of all directors and officers is 4560 Jinke Road, Bldg. 1, 4F, Pudong, Shanghai, China 201210.
(2)	Beneficial ownership representing less than 1% is denoted with an asterisk (*).
(3)

Includes 3,277,952 ordinary shares issuable upon exercise of vested options and options exercisable within 60 days of April 1, 2021 and 1,792,885 ordinary shares held by certain holders of ordinary shares, including the Company’s management and their affiliates. Although Dr. Du does not have any pecuniary interest in these 1,792,885 ordinary shares, these shareholders have granted Dr. Du the right to vote their shares and, therefore, she may be deemed to be the beneficial owner of the ordinary shares held by these shareholders.

(4)	Includes 180,000 ordinary shares issuable upon exercise of vested options and options exercisable within 60 days of April 1, 2021 and 107,500 shares held by Mr. Fu’s spouse.
(5)	Includes 216,000 ordinary shares issuable upon exercise of vested options and options exercisable within 60 days of April 1, 2021.
(6)

Based on information provided in a Schedule 13G/A filed on February 16, 2021. Capital World Investors (“CWI”) is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl and Capital International K.K. (together with CRMC, the “investment management entities”). CWI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital World Investors.” The address for Capital World Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(7)	Based on information provided in a Schedule 13G/A filed on February 14, 2020. The address for QM 11 Limited is Units 4206-06 Gloucester Tower, The Landmark, Central, Hong Kong.
(8)

Based on information provided in a Schedule 13G/A filed on February 8, 2021. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly-owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.

GOVERNANCE OF THE COMPANY

Composition of the Board of Directors

The following table sets forth the name, age and position of each of our directors as of April 1, 2021:

Name	Age	Position(s)	Director Since
Samantha (Ying) Du	56	Founder, Chief Executive Officer, Chairwoman of the Board of Directors	2014
Tao Fu	49	President and Chief Operating Officer and Director	2017
Kaixian Chen	75	Director	2018
John D. Diekman	78	Director	2017
Nisa Leung	50	Director	2014
William Lis	56	Director	2018
Leon O. Moulder Jr.	63	Director	2020
Peter Wirth	70	Director	2017

Biographical information for directors as of April 1, 2021 are set forth below:

Samantha (Ying) Du, Ph.D.

Experience

Dr. Du founded Zai Lab in 2014 and has been our CEO and Chairwoman of the Board of Directors since its inception. Prior to founding Zai Lab, Dr. Du spent two years at Sequoia Capital China where she led four healthcare investments and served on the boards. From 2001 to 2011, Dr. Du co-founded Hutchison MediPharma and Hutchison China MediTech and served as their Chief Executive Officer and Chief Scientific Officer, respectively, since their inception. Dr. Du began her research career with Pfizer in the United States from 1994 to 2001. She received her Ph.D. in biochemistry from the University of Cincinnati in 1994 and her bachelor’s degree in molecular biology from Jilin University, China in 1987.

Skills and Qualifications

Our Board believes that Dr. Du’s significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries and her comprehensive global leadership background resulting from extensive service as an executive in the pharmaceutical industry position her to make valuable contributions to the Board.

Tao Fu

Experience

Mr. Fu has been our Director since 2017 and has served as our Company’s President and Chief Operating Officer since September 2018. Prior to joining our Company, he was Executive Vice President, Chief Commercial and Business Officer of Portola Pharmaceuticals, Inc. from June 2015 to September 2018. Prior to joining Portola in June 2015, Mr. Fu was Vice President, business development, head of M&A and alliance management at BMS. Between 2003 and 2014, Mr. Fu worked at Johnson & Johnson in a number of roles, most recently as Vice President, business development. Prior to joining Johnson & Johnson, Mr. Fu held managerial positions with Scios Inc., a biotechnology company in California; McKinsey & Company, a global management consulting firm; and Becton Dickinson, a leading medical device company. Mr. Fu received a master of science in cell biology from the University of Rochester, and a master of business administration in finance and marketing from Vanderbilt University. Mr. Fu did his undergraduate studies in biology at Tsinghua University from 1989 to 1992 and earned a Chartered Financial Analyst (CFA) designation.

Skills and Qualifications

Our Board believes that Mr. Fu’s significant experience of over 20 years overseeing the operations and global business development of healthcare and biotechnology companies and experience with mergers and acquisitions position him to make valuable contributions to the Board.

Kai-Xian Chen, Ph.D.

Experience

Professor Chen has been our independent Director since August 2018. Professor Chen has been serving as the independent non-executive Director of InnoCare Pharma Limited since March 2020. He has also been serving as the independent Director of Jiangsu Kanion Pharmaceutical Co., Ltd. since December 2019 and the independent non-executive Director of Innovent Biologics, Inc. since October 2018. From 2007 to 2017, he served as a member of the National Committee of the Chinese People’s Political Consultative Conference. From 2005 to 2014, Professor Chen served as President of Shanghai University of Traditional Chinese Medicine. From 2011 to 2018, Professor Chen served as President of the Shanghai Association for Science and Technology. Prior to that, from 1993 to 2004, Professor Chen served as Deputy Director and later, Director of Shanghai Institute of Materia Medica, or SIMM, Chinese Academy of Sciences. Professor Chen has also served as Principal Scientist for two National Basic Research Programs by the MOST. Since 2001, Professor Chen has served successively as the member of the Chief Specialists Board and the Deputy Chief Technical Officer of the major science and technology projects “innovative drugs and modernization of traditional Chinese medicine” and “Innovative Drug Research & Development,” where he participated in the organization and promotion of new drug research and development for China’s 10th -13th Five Year Plans. In 1999, Professor Chen was elected as a member of the Chinese Academy of Sciences. Prior to that, from 1985 to 1988, he conducted postdoctoral research at Institut de Biologie Physico-Chimique in Paris. Professor Chen started his academic career at SIMM as an Associate Professor, where he later reached the level of Full Professor. Professor Chen received his Master and Ph.D. degree at the Chinese Academy of Science in 1982 and 1985 respectively, and his Bachelor of Science from Fudan University in 1967.

Skills and Qualifications

Our Board believes that Professor Chen’s service as a member of several prestigious Chinese institutional and research organizations, in addition to his service as an independent director for biopharmaceutical companies, position him to make valuable contributions to the Board.

John D. Diekman, Ph.D.

Experience

Dr. Diekman has been our independent Director since 2017 and currently serves as the Chairman of our Audit Committee. Dr. Diekman is founding partner of 5AM Ventures, where he has served since 2002. He is director of Cleave Therapeutics, Inc., a cancer therapeutic company; and Wildcat Discovery Technologies, Inc., a technology company that discovers materials for energy storage applications; charter trustee of Princeton University; chairman of the board of directors of The Scripps Research Institute; and a member of the advisory board of the Schaeffer Center for Health Policy and Economics at the University of Southern California. During the last five years, Dr. Diekman served as the Chairman and Director of IDEAYA Biosciences from 2015 to June 2020. Dr. Diekman holds an A.B. in Organic Chemistry from Princeton University in 1965 and a Ph.D. in Chemistry from Stanford University in 1969.

Skills and Qualifications

Our Board believes that Dr. Diekman’s expertise, perspective and experience as a founder and director at oncology-focused companies and his expertise in life sciences and venture capital industries, position him to make valuable contributions to the Board.

Nisa Leung

Experience

Nisa Leung has been our Director since 2014 and independent director since July 2020. Ms. Leung is a Managing Partner at Qiming Venture Partners, where she leads its healthcare investments. In addition to serving on our Board of Directors, Ms. Leung is also a member of the board of directors of CanSino Biologics Inc., a vaccine developer; dMed, a Shanghai-based CRO consulting startup; and Venus Medtech, a developer of interventional artificial cardiac valve systems. Ms. Leung received a Master of Business Administration from the Stanford Graduate School of Business in June 2001 and a B.S. in Hotel Administration from Cornell University in 1992.

Skills and Qualifications

Our Board believes that Ms. Leung’s venture capital and consulting experience in the healthcare industry, position her to make valuable contributions to the Board.

William Lis

Experience

Mr. Lis has been our independent Director since October 2018. He has 28 years of biopharmaceutical experience. He is the Executive Chairman, and interim CEO of Jasper Therapeutics, Inc. where he led the company’s 2019 Series A financing. Previously, Mr. Lis served as Chief Executive Officer and a Director of Portola Pharmaceuticals, Inc. from 2009 until 2018 after serving as Chief Operating Officer. Under his leadership, Portola successfully grew from a discovery-stage company to a fully integrated research and development and commercial organization, and independently discovered and developed Andexxa® and Bevyxxa® through commercial launch, and advanced cerdulatinib into clinical development. He led corporate partnerships and private and public financings including an initial public offering in 2013. The company grew into a multi-billion valuation company during his tenure. Portola was acquired by Alexion Pharmaceuticals in 2020. Mr. Lis held executive positions at Scios, Inc. (a Johnson & Johnson company) where he last served as Sr. Vice President of Business Development and New Product Development, having led efforts for the in-licensing, development and pre-commercial launch for Xarelto®; He also held positions of increasing responsibility at Millennium Pharmaceuticals, Inc. (previously COR Therapeutics, Inc.) and Rhone Poulenc Rorer in sales, marketing, medical affairs and business development. He was involved in the U.S. commercial launch of several products, including Integrilin®, Lovenox®, Rilutek® and Taxotere®. Mr. Lis served as a member of the Bio Board of Directors for Emerging Companies and as an independent Director of Eidos Therapeutics, Inc. prior to its acquisition by Bridge Bio in 2021. Mr. Lis holds a B.S. from the University of Maryland.

Skills and Qualifications

Our Board believes that Mr. Lis’s extensive leadership and financial experience in the biopharmaceutical industry position him to make valuable contributions to the Board.

Leon O. Moulder, Jr.

Experience

Mr. Moulder has been our independent Director since January 2020 and currently serves as the Chairman of the Nominating and Corporate Governance Committee. Mr. Moulder is the Managing Member of Tellus BioVentures, LLC, an early-stage life sciences investment fund. He most recently served as Chief Executive Officer and Director of Tesaro, Inc. since cofounding the company in 2010. Acquired by GSK in January 2019, Tesaro was a fully-integrated Boston based oncology-focused biopharmaceutical company with operations in North America and Europe. He previously served as President and Chief Executive Officer of Abraxis BioScience, Inc., prior to the company’s eventual acquisition by Celgene Corporation in 2010. Prior to that, from

2008, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America following Eisai’s acquisition of MGI PHARMA, where he served as President and Chief Executive Officer beginning in 2003 and previously as Executive Vice President since 1999. This followed him serving as a member of the founding management team of a venture-stage biotech company in 1997. Mr. Moulder began his career as a clinical pharmacist followed by a seventeen-year career at predecessor companies of Sanofi, beginning with Marion Laboratories in 1981. Mr. Moulder is a Temple University Trustee, Chairman of the Trustee Committee for Research, Chairman of the Temple University Japan (TESS) Board and serves on the board of the Fox Chase Cancer Center. He is a Council Member for both the University of Chicago Booth School of Business and the Polsky Center for Entrepreneurship and Innovation. Mr. Moulder serves on the board of the Helsinn Group, is Chairman of the Board of Directors of Trevena, Inc. and previously served on the Boards of Cubist Pharmaceuticals and the Biotechnology Innovation Organization (BIO). Mr. Moulder received a Pharmacy degree from Temple University in 1980 and an MBA from The University of Chicago Booth School of Business in 1997.

Skills and Qualifications

Our Board believes that Mr. Moulder’s significant operational and senior management experience in the biopharmaceutical industry, as well as his extensive experience as a director on public and private boards in the industry, position him to make valuable contributions to the Board.

Peter Wirth

Experience

Mr. Wirth has been our Director since 2017, and independent Director since May 2020 and currently serves as the Chairman of the Compensation Committee. He is a venture partner at Quan Capital Management, LLC, a global venture capital firm; chairman of the board of directors of FORMA Therapeutics, a Nasdaq-listed clinical stage biopharmaceutical company developing novel therapeutics for patients with rare hematological diseases and cancer; and chairman of the board of directors at Syros Pharmaceuticals, a Nasdaq-listed clinical stage biopharmaceutical company developing novel therapeutics for patients with leukemia and select solid tumors. From 2011 to 2014, Mr. Wirth served as Founder, President and Director of Lysosomal Therapeutics, Inc., a biopharmaceutical company focused on small molecule research and development in the field of neurodegeneration. From 1996 to 2011, Mr. Wirth served as a senior executive at Genzyme, which is now part of Sanofi, and most recently as its Executive Vice President of legal and corporate development, Chief Risk Officer and corporate secretary. Mr. Wirth received a B.A. in Political Science from the University of Wisconsin at Madison in 1972 and a JD from Harvard Law School in 1975.

Skills and Qualifications

Our Board believes that Mr. Wirth’s expertise in corporate governance and his experience in corporate strategy, product development, business development and legal issues confronting the biotechnology industry, position him to make valuable contributions to the Board.

Election of Directors

The Board of Directors currently consists of eight members. The Current Articles provide that unless otherwise determined by the Company in a general meeting, the authorized number of directors shall be not less than one or more than ten. We are not subject to any contractual obligations regarding the election of our directors. Our Nominating and Corporate Governance Committee and Board of Directors may consider a broad range of factors relating to the qualifications and background of nominees, as further set forth below under “Director Nominations.”

Cayman law does not require an annual election of directors and the Current Articles provide that directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.

The Current Articles provide that (1) the shareholders requisitioning a general meeting of shareholders may put forward resolutions to appoint or remove directors (with or without cause), and (2) at that meeting so convened, the affirmative vote of a simple majority of the issued shares as of the applicable record date may by ordinary resolution approve the removal of directors. Shareholders holding in aggregate not less than one-third of the voting rights of issued shares and entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders in accordance with the Current Articles. Additionally, the Current Articles provide that any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may be filled by ordinary resolution or by vote of a simple majority of our directors then in office.

The Board of Directors has determined that annual election of our directors is in the Company’s best interests and in the best interests of its shareholders and accordingly, has proposed at the Annual Meeting to amend the Current Articles to provide for an annual election of directors (see Proposal 1). If approved, this Proposal 1 will permit the Company’s shareholders to vote on the election of all directors every year for one-year terms beginning with the next annual meeting.

Independence of Directors

The Board of Directors has determined that all members of the Board of Directors, except Samantha (Ying) Du and Tao Fu, are independent, as determined in accordance with the Nasdaq listing rules; and that all members of the Board of Directors, except Samantha (Ying) Du and Tao Fu, are independent, as determined in accordance with the HK Listing Rules. In making this independence determination, the Board of Directors considered the relationships that each such director has with us and all other facts and circumstances that the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our share capital by each director. In considering the independence of the directors listed above, the Board of Directors considered the association of our directors with the holders of more than 5% of our share capital. We expect that the composition and functioning of the Board of Directors and each of our committees will continue to comply with all applicable requirements of the Nasdaq Stock Market, the rules and regulations of the SEC and the HK Listing Rules. There are no family relationships among any of our directors or executive officers.

Director Nominations

The Board of Directors will consider and approve from time to time the criteria that it deems necessary or advisable for director candidates. The Board of Directors has full authority to modify such criteria as it deems necessary or advisable. The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility for developing and recommending to the Board of Directors for its consideration and approval criteria for director candidates. The Company has adopted guidelines and procedures for director candidates. The Board of Directors may, however, rescind its delegation and assume the responsibilities it previously delegated to the Nominating and Corporate Governance Committee.

The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to identify candidates for nomination to the Board of Directors (including candidates to fill vacancies) and assessing their qualifications in light of the principles in our Corporate Governance Guidelines and the Committee’s charter. The Nominating and Corporate Governance Committee will recommend director candidates for the Board of Directors’ consideration and review the candidates’ qualifications with the Board of Directors. The Board of Directors retains the authority to nominate a candidate for election by the shareholders as a director and to fill vacancies. From time to time, the Nominating and Corporate Governance Committee utilizes third-party search firms to identify director candidates. In identifying director candidates, the Nominating and Corporate Governance Committee may consider all facts and circumstances it deems appropriate, including, among other things, the skills of the candidate, his or her depth and breadth of business experience and other background characteristics, his or her independence and the needs of the Board of Directors.

Our Nominating and Corporate Governance Committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board of Directors. Our

Nominating and Corporate Governance Committee and Board of Directors may therefore consider a broad range of factors relating to the qualifications and background of nominees. Our Nominating and Corporate Governance Committee’s and Board of Directors’ priority in selecting board members is the identification of persons who will further the interests of our shareholders through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape, and professional and personal experiences and relevant expertise.

Director Nominations by Shareholders

Any shareholder wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee should provide the following information within the time frame set forth for shareholder proposals and in accordance with our Articles of Association to Zai Lab Limited, Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210, attention to Chief Legal Officer & Corporate Secretary: (a) the name and address of record of the shareholder; (b) a representation that the shareholder is a record holder of our securities or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (c) the candidate’s name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the past five years; (d) a description of the qualifications and background of the candidate that addresses the criteria for board membership approved by the Board of Directors; (e) a description of all arrangements or understandings between the shareholder and the candidate; (f) the consent of the candidate (i) to be named in the proxy statement for our next general meeting and (ii) to serve as a director, if elected at that meeting; and (g) and any other information regarding the candidate that is required to be included in a proxy statement filed pursuant to SEC rules and HK Listing Rules. The Nominating and Corporate Governance Committee may seek further information from or about the shareholder making the recommendation, the candidate, or any such other beneficial owner, including information about all business and other relationships between the candidate and the shareholder and between the candidate and any such other beneficial owner.

Shareholder Communications

The Board of Directors provides to every shareholder the ability to communicate with the Board of Directors, as a whole, and with individual directors on the Board of Directors through an established process for shareholder communication. For a shareholder communication directed to the Board of Directors as a whole, shareholders may send such communication to the attention of our Corporate Secretary via regular mail or expedited delivery service to: Zai Lab Limited, Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road Pudong, Shanghai, China 201210, attention Board of Directors c/o Corporate Secretary.

For a shareholder communication directed to an individual director in his or her capacity as a member of the Board of Directors, shareholders may send such communication to the attention of the individual director via Regular Mail or Expedited Delivery Service to: Zai Lab Limited, Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road Pudong, Shanghai, China 201210, Attention: [Name of Individual Director].

Communications will be distributed to the Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board of Directors may be excluded, such as junk mail and mass mailings, resumes and other forms of job inquiries, surveys and solicitations or advertisements.

Board Leadership Structure and Role in Risk Oversight

Our Founder and Chief Executive Officer, Samantha (Ying) Du, is the Chairwoman of our Board of Directors. The Board of Directors believes that Dr. Du is the director best suited to identify strategic opportunities for the Company and the focus of the Board of Directors due to her extensive understanding of our business as a founder and our Chief Executive Officer. The Board of Directors also believes that the combined role of Chairwoman and Chief Executive Officer can promote the effective execution of strategic initiatives and facilitate the flow of information between management and the Board of Directors.

The Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. The Board of Directors performs this oversight role by using several different levels of review. In connection with its reviews of our operations and corporate functions, the Board of Directors addresses the primary risks associated with those operations and corporate functions. In addition, the Board of Directors reviews the risks associated with our business strategies periodically throughout the year.

Each of our board committees also oversees the management of our risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the Audit Committee and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our Audit Committee meets privately with representatives from our independent registered public accounting firms and our Chief Financial Officer. The Audit Committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks, and reports to the Board of Directors regarding these activities.

Board Meetings

The Board of Directors held six meetings and acted by unanimous written consent six times during 2020. The independent directors ordinarily hold executive sessions at regularly scheduled meetings of the Board of Directors. Other than Professor Chen, each of our other directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Directors and director nominees are encouraged to attend the annual general meeting of shareholders, barring significant commitments or special circumstances.

Committees of the Board

During 2020, the Board of Directors had three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

John Diekman, William Lis and Peter Wirth currently serve on the Audit Committee, which is chaired by John Diekman. The Board of Directors has determined that each member of the Audit Committee is “independent” for Audit Committee purposes as that term is defined in the rules of the SEC and the Nasdaq Stock Market. The Board of Directors has evaluated the background of William Lis and, upon so doing, designated him as an “audit committee financial expert,” as defined in SEC rules. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, assessing the qualification, independence and performance of, and terminating or changing our independent auditor;

•	approving auditing and permitted non-audit services, and the terms of such services, to be provided by our independent auditor;

•	reviewing the internal audit department’s responsibilities, budget, staffing and any recommended changes in the planned scope of the internal audit with the independent auditor and management;

•

reviewing and discussing with management and the independent auditor our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of financial and accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent auditor, whether our audited financial statements shall be included in our Annual Report on Form 10-K and our annual results announcement filed with the SEC and HKEx;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report and other disclosures required by the SEC rules to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing our earnings releases and unaudited financial statements to be included in our quarterly and interim filings with the SEC and HKEx.

The Audit Committee held four meetings during 2020. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC, the Nasdaq Stock Market and the HKEx. A copy of the Audit Committee charter is available on our website at https://www.zailaboratory.com/ under “Investors (Nasdaq).”

Compensation Committee

Peter Wirth, Nisa Leung and Leon O. Moulder, Jr. currently serve on the Compensation Committee, which is chaired by Peter Wirth. The Board of Directors has determined that each member of the Compensation Committee is “independent” as that term is defined in the Nasdaq listing rules and the HKEx. The Compensation Committee’s responsibilities include:

•

reviewing the corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and recommending to the Board for approval our Chief Executive Officer’s compensation based on that evaluation;

•	reviewing and approving the compensation of our other executive officers;

•	approving our long-term compensation strategy for employees and directors and determining the types of shares and other compensation plans to be used by us and our affiliates;

•	overseeing the administration of our equity incentive plans;

•	evaluating and assessing legal counsel, compensation consultants and other advisors in accordance with the applicable requirements in the Nasdaq listing rules;

•	retaining and approving the compensation of any outside advisors to the Compensation Committee;

•	reviewing and approving the grant of equity-based awards;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	preparing the compensation committee report required by SEC rules to be included in our annual proxy statement or Annual Report on Form 10-K; and

•	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

The Compensation Committee held eight meetings and acted by unanimous written consent once during 2020. The Compensation Committee operates under a written charter adopted by the Board of Directors, which is available on our website at https://www.zailaboratory.com/ under “Investors (Nasdaq).”

Nominating and Corporate Governance Committee

Leon O. Moulder, Jr., John Diekman and William Lis currently serve on the Nominating and Corporate Governance Committee, which is chaired by Leon O. Moulder, Jr. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is “independent” as that term is defined in the Nasdaq listing rules and the HKEx. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying and recommending candidates for membership of the Board and committees to the Board in accordance with criteria approved by the Board;

•

recommending to the Board or to the appropriate committee thereto processes for annual evaluation of the performance of the Board, the Chairwoman of the Board, the Chief Executive Officer and appropriate committees of the Board;

•	reviewing our practices and policies with respect to the Board and the functions, duties and composition of the committees thereto;

•	developing and recommending to the Board a set of corporate governance principles and reviewing the principles on an annual basis, or more frequently if appropriate; and

•	overseeing the maintenance and presentation of the Board or management’s plans for succession to our senior management positions.

The Nominating and Corporate Governance Committee held two meetings and acted by unanimous written consent once during 2020. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at https://www.zailaboratory.com/ under “Investors (Nasdaq).”

Environmental, Social and Governance Practices

The business and affairs of the Company are managed under the direction of our Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to our shareholders. The Board believes that its practices align management and shareholder interests.

We have initiated an Environmental, Social and Governance program. We are committed to operating in a sustainable manner and being a responsible corporate citizen for the benefit of our employees, persons who participate in our clinical trials, patients of our products, our partners, our investors, the environment and the communities in which we live and work. We view sustainability as a key part of our strategy to maximize long-term shareholder value, as we believe that operating responsibly is consistent with our goal of becoming a leading global biopharmaceutical company discovering, developing and commercializing products to extend and improve the lives of patients worldwide. We intend to issue a report on this program during 2021 and to enhance the program in coming years. We have focused our efforts in the following areas:

Social

Drug safety. We have implemented policies and procedures to ensure that our marketed products and product candidates under development are safe. We import the components of Tumor Treating Fields and most of the compounds we use in clinical trials in China from our partners and establish through inspection that these components and products were received in good order and are genuine. For those products and product candidates that we manufacture either directly or with the assistance of outside vendors, we follow rigorous procedures for inspecting components and finished products before release for potential commercial or clinical use.

Safety of patients in clinical trials. We follow Good Clinical Practice in all of the clinical trials we conduct. This includes establishing standard operating procedures for safety review in clinical trials, reaching pharmacovigilance agreements with each partner, creating safety and medical management plans for each product candidate, establishing independent data monitoring committees, submitting clinical trial applications and any necessary amendments to regulators within statutory requirements, training clinical staff and investigators, obtaining institutional review board approval before initiating clinical trials, obtaining informed consent from clinical trial participants, and reporting serious adverse events and adverse events to regulatory authorities as required by law and to partners as governed by pharmacovigilance agreements. We have not received any warning letters from regulators and have had no product recalls.

Ethical marketing. We have a Chief Compliance Officer and a Global Compliance Committee to support global operations and overall company program administration. We also have a regional Compliance Officer and Compliance Committee for operations in Greater China. We have established clear requirements and processes regarding management of the behavior of our marketing employees, including avoidance of off-label promotional behavior and the review and approval of marketing materials. Additionally, while we are not a member of the R&D-based Pharmaceutical Association Committee (RDPAC), we follow this organization’s principles concerning the promotion of products.

Employee recruitment, development, and retention. We aim to attract and retain a high-quality work force through a competitive package of remuneration and benefits, training, promotion, and a satisfying and diversified work experience built on developing and commercializing innovative medicines in service to patients in need. We have low employee turnover and have built a company culture around the core corporate values of Entrepreneurship, Innovation, Patient First, Collaboration, Dedication and Integrity. We reinforce our culture through the actions of an internal culture committee, company-wide activities, and awards.

Gender diversity, equity, and inclusion. We are committed to providing equal opportunities in recruitment, internal transfer and promotion to candidates and employees regardless of their sex, nationality, marital status, disability and religious belief in compliance with the laws of the countries where we have operations. As of April 1, 2021, 57% of our employees and 59% of our R&D employees are female. Two of our directors are women, one of whom is our Founder, Chairwoman, and CEO.

Access to/affordability of medicines. We aim to achieve universal or near-universal access to our products in China mainly by obtaining their inclusion in China’s National Reimbursed Drug List (NRDL). Prior to inclusion of our products on the NRDL, we offer our products through Patient Assistance Programs. We also offer products not eligible for the NRDL, such as the medical device Optune/Tumor Treating Fields, through a Patient Assistance Program. We also seek to obtain coverage of our products under commercial insurance plans and supplemental insurance offered by certain provinces and municipalities in China.

Environmental

Energy, water, and waste efficiency. We have established and follow procedures to comply with environmental laws, regulations, standards, and other requirements in all countries where we have operations. Our management team actively manages environmental risks and opportunities in the manufacturing activities at our manufacturing plant in Suzhou, China, our principal area of environmental risk, including by implementing procedures governing an overall environmental management system. We have procedures for assessing risk and measuring outcomes in the areas of greenhouse gas emissions, climate change, waste management, water use, packaging, and environmental health and safety. For our offices in Cambridge, Massachusetts, we have leased office space in a building that is currently anticipated to receive a LEED Gold certification.

Governance

Business ethics.

(i)

Code of Business Conduct and Ethics. We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers and employees. A current copy of the code is posted on our website at https://www.zailaboratory.com/ under “Investors (Nasdaq).” If we make any substantive amendments to, or grant any waivers from, the code of conduct for any officer, we will disclose the nature of such amendment or waiver on our website.

(ii)

Ethics & Compliance Department and Policies. We have established a global Ethics & Compliance Department under the leadership of our Chief Compliance Officer, reporting to our Chief Legal Officer, as well as our Audit Committee. Our Ethics & Compliance Department promulgates global policies to guide the conduct of the Company and our employees consistent with the terms of our Code of Business Conduct and Ethics. The global policies are supplemented by regional and local written standards to guide transactional engagement and provide detailed processes and requirements for all aspects of the Company’s business.

EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of April 1, 2021:

Name	Age	Position(s)
Samantha (Ying) Du	56	Founder, Chief Executive Officer, Chairwoman of the Board of Directors
Billy Cho	43	Chief Financial Officer
F. Ty Edmondson	55	Chief Legal Officer
Tao Fu	49	President and Chief Operating Officer and Director
Alan Bart Sandler	64	President, Head of Global Development, Oncology

Biographical information for our executive officers as of April 1, 2021 is set forth below:

The biographical information of Samantha (Ying) Du, Ph.D. and Tao Fu are set forth above under “Corporate Governance — Composition of Our Board of Directors.”

Billy Cho, M.B.A., M.A. joined our Company as our Chief Financial Officer in March 2018. Prior to joining our Company, Mr. Cho served as Managing Director and Head of Asia Healthcare Investment Banking at Citigroup. Based in Hong Kong since 2011, Mr. Cho was responsible for healthcare client coverage at Citigroup across the Asia Pacific region and led many biopharma transactions in China, including Zai Lab’s U.S. initial public offering. Prior to this, he was based in New York in healthcare M&A investment banking and also spent time in corporate development for a pharmaceutical services company. Mr. Cho started his career at Ernst & Young performing financial audits of U.S.-based healthcare companies. Mr. Cho earned his M.B.A. from the Wharton School of the University of Pennsylvania in May 2011, M.S. in Accounting from the University of Virginia in 2001, and a B.S. in Business Administration from the University of Southern California’s Marshall School of Business in 2000.

F. Ty Edmondson joined our Company as Chief Legal Officer in August 2020. Mr. Edmondson has served in various legal and compliance roles during his tenure at Biogen Inc., a leading global biotech company where he has been from June 2014 through August 2020, including Senior Vice President, Chief Corporation Counsel and Assistant Secretary. During his time at Biogen, he also served as the Chief Compliance Officer, Chief Commercial Counsel and Chief International Counsel of the company. Prior to Biogen, Mr. Edmondson served as Vice President, Associate General Counsel and Corporate Secretary for Sepracor Inc., as well as in various senior legal and compliance positions in Japan and China after Sepracor’s acquisition by Sumitomo Dainippon Pharma Co., Ltd. Before Sumitomo, Mr. Edmondson served in various roles with life sciences companies with a focus on international and U.S. FDA work, including Eisai, Inc., Boston Scientific and Bristol-Myers Squibb.

Before his work in the life sciences industry, he was an associate with the admiralty law firm, Royston Rayzor in Houston, Texas. Mr. Edmondson received a BA degree in History from Washington & Lee University in June 1988 and received a J.D. from the Widener University School of Law in May 1993.

Alan Bart Sandler, M.D. has been our President, Head of Global Development, Oncology since December 2020. Dr. Sandler brings nearly 30 years of oncology and drug development experience across industry and academia. Prior to joining Zai Lab, he was the Senior Vice President and Global Head of Product Development Oncology at Genentech, a member of the Roche Group. During his tenure at Genentech/Roche, he led the teams responsible for the global development and regulatory approval of several innovative medicines, most recently Tecentriq®. Prior to joining Genentech/Roche, Dr. Sandler served as Professor and Chief of Hematology/Oncology at Oregon Health and Science University. Previously, he served on the faculties of the medical schools of Indiana University and Vanderbilt University. Dr. Sandler holds a Doctor of Medicine degree from Rush Medical College. He completed his training in internal medicine and a fellowship in medical oncology at Yale-New Haven Medical Center. He has published over 300 peer-reviewed publications, articles, abstracts and book chapters.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Other than compensation arrangements, we describe below any transactions and series of similar transactions, since January 1, 2020 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our share capital, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. Compensation arrangements for our directors and named executive officers are described in the sections of this Proxy Statement titled “Director Compensation” and “Executive Compensation.”

Share Purchase Agreement

On March 17, 2021, we entered into a Stock Purchase Agreement with our director John Diekman to purchase from Dr. Diekman 3,515 of our ordinary shares at a purchase price per share equal to $142.25, the closing price of the our ADSs on Nasdaq as of March 16, 2021. We anticipate that the closing of this transaction will take place in April 2021. Dr. Diekman intends to use the proceeds of the sale towards taxes incurred or anticipated to be incurred by him in connection with the vesting of certain restricted shares granted by the Company to Dr. Diekman in connection with his services as a director of the Company.

MEDx Research Agreement

MEDx (Suzhou) Translational Medicine Co., Ltd., or MEDx, provides product research and development services to us. We paid MEDx for services rendered $678,000 for the year ended December 31, 2020, and from January 1 to April 1, 2021, $146,000. Mr. Zhang, the Founder, Chief Executive Officer and Board member of MEDx is an immediate family member of Dr. Samantha (Ying) Du, our Founder, Chair and CEO.

Employment Agreements

For more information regarding employment agreements with our named executive officers, see “Executive Compensation — Employment Agreements.”

Indemnification Agreements

Cayman law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our articles provide that each director and officer shall be indemnified and secured harmless out of the assets and funds of our Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him or her in connection with the execution or discharge of his or her duties, powers, authorities or discretions as a director or officer of our Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him or her in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

In addition, we have entered into indemnification agreements to indemnify our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles. These agreements, among other things, indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Registration Rights

Pursuant to a shareholders agreement, as amended and restated, certain holders of our registrable shares are entitled to rights with respect to the registration of these shares under the Securities Act of 1933, as amended, the Securities Act, including demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered. The shareholders agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify such holders of registrable securities in the event of material misstatements or omissions in the registration statement or any violation of applicable securities laws by us (except for such misstatement, omission or violation that are attributable to such holders), and such holders are obligated to indemnify us for material misstatements or omissions in the registration statement or any violation of applicable securities laws by us that are attributable to them. The registration rights granted under the shareholders agreement will terminate upon the earlier of (i) the date of completion of a deemed liquidation event, (ii) the fifth anniversary of the completion of our initial public offering (September 22, 2022) and (iii) the date such holder may sell all its registrable shares under Rule 144 of the Securities Act in any ninety-day period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has at any time during 2020 been an officer or employee of the Company. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Board of Directors or the Compensation Committee.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Audit Committee operates under a written charter approved by the Board of Directors, which provides that its responsibilities include the oversight of the quality of our financial reports and other financial information and its compliance with legal and regulatory requirements; the appointment, compensation, and oversight of our independent registered public accounting firms, Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu, including reviewing their independence; reviewing and approving the planned scope of our annual audit; reviewing and pre-approving any non-audit services that may be performed by Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu; the oversight of our internal audit function; reviewing with management and our independent registered public accounting firm the adequacy of internal financial controls; and reviewing our critical accounting policies and estimates and the application of accounting principles generally accepted in the United States.

Deloitte Touche Tohmatsu Certified Public Accountants LLP is responsible for auditing our annual consolidated financial statements filed with the SEC and internal control over financial reporting in accordance with the Exchange Act, and Deloitte Touche Tohmatsu is responsible for auditing our annual financial statements filed with the HKEx in accordance with the HK Listing Rules. Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu are members of the global Deloitte Touche Tohmatsu Limited firm.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management is responsible for our internal controls, financial reporting process, and compliance with laws and regulations and ethical business standards. Deloitte Touche Tohmatsu Certified Public Accountants LLP is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s main responsibility is to monitor and oversee this process.

The Audit Committee reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2020. The Audit Committee discussed with Deloitte Touche Tohmatsu Certified Public Accountants LLP the matters required to be discussed by Public Company Accounting Oversight Board, or the PCAOB, Auditing Standard No. 1301, Communications with Audit Committees, and SEC Regulation S-X Rule 207, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

The Audit Committee considered any fees paid to Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu for the provision of non-audit related services and does not believe that these fees compromise Deloitte Touche Tohmatsu Certified Public Accountants LLP’s or Deloitte Touche Tohmatsu’s independence in performing the audit.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021.

AUDIT COMMITTEE
John Diekman, Chair

William Lis

Peter Wirth

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (CD&A) describes our compensation strategy, philosophy, and practices with respect to our executive compensation program for 2020. It also provides information regarding the compensation decisions made with respect to our named executive officers for 2020 and gives context for the information included in the tables that follow this discussion. For 2020, our named executive officers were:

•	Samantha (Ying) Du, our Founder, Chairwoman, and Chief Executive Officer;

•	Billy Cho, our Chief Financial Officer;

•	Tao Fu, our President and Chief Operating Officer;

•	F. Ty Edmondson, our Chief Legal Officer and Corporate Secretary; and

•	Alan Bart Sandler, our President, Head of Global Development, Oncology.

The Compensation Committee of our Board of Directors, or our Compensation Committee, either on its own, or, as appropriate, together with the Board of Directors, reviews and approves the Company’s compensation structure, including all forms of compensation relating to our directors and executive officers, including our named executive officers.

2020 Business Highlights

2020 was another year of exceptionally strong execution and growth for us. Last year, we successfully launched three commercial products: in January, we began selling ZEJULA in China; in June, we began selling Optune in China; and in August, we began selling Optune Lua in Hong Kong. Based on these successful product launches, our revenues for the full year of 2020 were $49.0 million, compared to $13.0 million in 2019.

We advanced key clinical stage projects and met all of our major 2020 developmental milestones. We added four clinical programs across our three areas of medical concentration and emerging growth areas — oncology, autoimmune disorders, and infectious disease. We also, as described below, executed several significant licensing collaborations with leading biopharmaceutical companies.

Our portfolio now includes 21 innovative product candidates, including 17 in clinical development, that may potentially address an aggregate total of more than 40 disease indications. Eleven of these product candidates are in-licensed from third parties and are in late-stage development. Five of these products have been approved by the United States Food and Drug Administration (FDA), and three have been approved by the National Medical Products Administration (NMPA) as of April 2021.

Our executive compensation programs for 2020 were aligned with shareholder interests as compensation was closely linked to each individual executive’s performance achievements. The Compensation Committee also considered how each executive’s performance assisted us in achieving our 2020 goals.

As summarized below, we achieved or exceeded the vast majority of our corporate goals during 2020, and, accordingly, certain payouts to our named executive officers for 2020 reflected such achievements.

2020 Company Goals	Achievements
Clinical Development/Regulatory	ZEJULA
• Initiate key clinical trials	• The NMPA granted priority review status to our supplemental New Drug Application

• Execute key regulatory milestones, including new approvals and NDA filings • Complete enrollment for key trials

•  ZEJULA was approved by the NMPA, one year ahead of schedule, as maintenance treatment for adults with advanced epithelial ovarian, fallopian tube, or primary peritoneal cancer who are in complete or partial response to first-line platinum-based chemotherapy

TTFields
• Approval obtained for sale of Optune in China

• Approval obtained for sale of Optune Lua in Hong Kong

• Enrolled first patient in a Phase II clinical trial evaluating TTFields in combination with chemotherapy as a first-line treatment for gastric adenocarcinoma, a type of gastric cancer

QINLOCK
• The NMPA granted priority review to our NDA

• First patient dosed with QINLOCK in Greater China (China, Hong Kong, Macau, and Taiwan) for second-line GIST

MARGENZA
• Dosed the first patient in Greater China in the global MAHOGANY study

Retifanlimab

•  First patients dosed in Greater China in the global, potentially registrational studies for patients with previously treated microsatellite-instability-high endometrial cancer and first-line metastatic non-small-cell lung cancer

NUZYRA

• The NMPA granted priority review status for NUZYRA

Durlobactam
• First patient in China was enrolled into the global Phase III ATTACK trial

Research

• Complete an IND-enabling study	• Filed one Investigational New Drug (IND) application and successfully progressed two programs into global Phase I trials

• Select new clinical product candidates	• Selected one new clinical product candidate

Business Development

• Establish strategic relationships, including additional in-licensed transactions	• Completed licensing collaborations with leading biopharmaceutical companies including but not limited to Regeneron, Turning Point and Cullinan Oncology

2020 Company Goals	Achievements
Commercial Launch
• Achieve new commercial product launches in China	• Successfully launched two products in China (ZEJULA and Optune) and one product in Hong Kong (Optune Lua) • Achieved product revenue goals

• Achieve product revenue goals	• ZEJULA included in the updated National Reimbursement Drug List as maintenance therapy for patients with advanced and recurrent ovarian cancer

Financing, Strategy, HR, IT, and Legal and Compliance

• End year with sufficient cash and access to additional cash resources	• Completed $300 million follow-on offering on the Nasdaq Global Market and an $880 million secondary offering on The Stock Exchange of Hong Kong Limited

• Operate within the approved Company budget	• Enhanced IR/PR programs and deepened engagement with key existing and new investors

• Secure new investors	• Operated within the Company-approved budget

• Achieve other corporate, financial, strategic, HR, IT, and legal and compliance objectives	• Met all reporting and auditing requirements
• Met key hiring needs
• Established and implemented key legal and compliance procedures

• Strengthened digital support systems for commercial, clinical, and corporate functions

COVID-19

Although, like many companies, we have been affected by the COVID-19 pandemic, we believe we only experienced minimal disruption to the clinical development of our products and the commercialization of ZEJULA and Optune. For example, due to business interruptions to hospitals and treatment centers in China arising in connection with the outbreak of COVID-19, some patients experienced difficulties in accessing hospital care and, as a result, our commercialization team had fewer opportunities to reach patients who could benefit from ZEJULA or Optune. In addition, we also experienced delays in the enrollment of patients in our clinical trials due to the outbreak of COVID-19. However, despite the challenges of COVID-19, our new drug application (“NDA”) submissions and acceptances and our clinical trial application (“CTA”) approvals have not been materially delayed.

COVID-19 has presented a global challenge and has required concerted global efforts to overcome. As an innovative biopharmaceutical company, we are committed to contributing to the global response. Since January 2020, we have made several donations of funds and urgently needed medical supplies to support the community and front-line relief efforts. Our support is ongoing.

•	In January 2020, we donated RMB 1 million (approximately $150,000) to the Hubei Charity Federation for coronavirus relief efforts in Hubei Province.

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In February 2020, we donated medical supplies worth RMB 1.5 million (approximately $225,000) to 38 hospitals in 22 cities in China through the China Charity Federation, Beijing Bethune Public Welfare Foundation, and China Cancer Research Foundation.

•	In March 2020, we donated masks and other medical supplies to partners and doctors in the United States and Japan.

•	In April 2020, we collaborated with our partner Novocure to donate medical supplies, including external defibrillators, to Hadassah Medical Center, a hospital in Israel.

About Our 2020 Executive Compensation Program

We believe our executive compensation program is effectively designed and has instilled in the Company a pay-for-performance culture that is aligned with the interests of our shareholders. From our listing on Nasdaq in 2017 through the end of 2020, we were classified as a foreign private issuer under applicable SEC and Nasdaq rules and maintained an executive compensation program with incentive metrics that we believe were broadly aligned with similar companies. As of June 30, 2020, more than half of our investors were U.S.-based. As a result, on January 1, 2021, we became a domestic issuer under SEC and Nasdaq rules. Our compensation programs are aligned with our pay-for-performance culture, the competitive market for skilled executives in both China and the U.S., and are tailored to meet the unique characteristics of our Company.

Compensation Practices and Policies

The following features of our 2020 compensation program were designed to align the interests of our named executive officers with those of our shareholders:

•	Offer market-competitive benefits for executives;

•	Calibrate executive compensation based primarily on the success of each executive’s achievement of his or her performance goals;

•	Evaluate how each executive assisted the Company in achieving its corporate goals;

•	Maintain an updated industry-specific peer group for benchmarking pay;

•	Consult with an independent compensation advisor on peer group analysis and benchmarking; and

•

Consider peer group compensation when determining target pay for our executive officers to the extent such a comparison accounts for the competitive market dynamics unique to us and is consistent with our corporate goals and objectives.

Roles and Responsibilities

Role of Compensation Committee. The Compensation Committee reviews, on an annual basis, our executive compensation program in light of our business goals and objectives and the business highlights and corporate performance goals we achieved for the year in order to establish the compensation for our named executive officers. The Compensation Committee may, in its discretion, adopt, or recommend to the Board the adoption of, new or amended elements of our executive compensation program, to the extent our business goals and objectives have changed. The Compensation Committee currently consists of three independent directors, Peter Wirth (Chair), Nisa Leung, and Leon O. Moulder, Jr.

In making executive compensation decisions, the Compensation Committee reviews a variety of factors and compensation-related data, including information obtained from our peer group companies, and compensation surveys comprising companies with a similar size, complexity, and industry focus as us. The Committee also considers our Company’s performance and whether we achieved or exceeded our annual corporate performance goals as well as the individual performance of each named executive officer, including the appropriate amount of total compensation that should be paid, or in the case of equity-based compensation, granted to each executive based on its assessment of these factors and data. In addition, our Compensation Committee reviews our annual bonus plan and our equity incentive plan, assesses the business achievements relevant to granting awards under these plans, makes recommendations to our Board with respect to the Company’s overall compensation policies and practices as well as the specific compensation to be awarded to our CEO, and seeks to ensure that the total compensation paid to our named executive officers is fair, competitive, and aligned with shareholder interests.

Our Compensation Committee retains the right to hire outside advisors as needed to assist it in reviewing and making modifications to our executive compensation program. The Compensation Committee works closely with our independent compensation consultants, as well as with management, to examine the effectiveness of the

Company’s executive compensation program throughout the year. The duties and responsibilities of our Compensation Committee are documented in our Compensation Committee’s written charter adopted by our Board, which can be found on our website, www.zailaboratory.com, under the “Corporate Governance” subsection of the “Investor Relations (Nasdaq)” section of the website. The Compensation Committee also serves, along with the Board, as the administrator of our equity incentive plans.

Role of the Independent Compensation Consultant. Our Compensation Committee believes that independent advice is important in developing and overseeing our executive compensation program. From our initial public offering in 2017 through September 2020, the Compensation Committee engaged the services of Radford as its independent compensation consultant, and Radford provided consulting services with respect to our 2020 compensation determinations. Beginning in October 2020, the Compensation Committee engaged the services of Pearl Meyer to provide consulting services in relation to executive and director compensation decisions for 2021. Pearl Meyer does not provide any other services to us other than such other matters as needed and as directed solely by our Compensation Committee. Reporting directly to our Compensation Committee, Pearl Meyer provides guidance on trends in CEO, executive and non-employee director compensation, the development of the specific components of our executive compensation program and the composition of our compensation peer group.

For our 2020 CEO compensation, Radford prepared a report that compared each element of our CEO’s compensation (base salary, target annual bonus, and target long-term incentive value) to that of CEOs at companies in our peer group. Using this and other compensation and performance information described above, our Compensation Committee recommended the elements and target levels of our CEO’s compensation for Board approval and the Board subsequently approved such recommendation.

Our Compensation Committee has assessed the independence of both Radford and Pearl Meyer in accordance with applicable SEC and Nasdaq rules and confirmed that neither firm’s work raised any conflicts of interest and that Pearl Meyer remains independent under applicable rules.

Role of our CEO. Each year, our CEO provides an assessment of the prior year’s performance of each named executive officer, other than herself, as well as an assessment of the company’s performance relative to its corporate goals, and recommends to our Compensation Committee the compensation to be paid or awarded to each named executive officer, other than herself. Our Compensation Committee, however, makes final determinations regarding the compensation of our named executive officers (other than our CEO). Our CEO’s recommendations are based on numerous factors, including:

•	Company, team and individual performance;

•	internal pay comparisons;

•	potential for future contributions;

•	leadership competencies;

•	external market competitiveness; and

•	any other factors deemed relevant.

Our Compensation Committee reviews and considers our CEO’s compensation recommendations and assessment of the Company’s performance both when assessing the CEO’s own performance and recommending the compensation of our CEO for approval by our Board. Our CEO does not participate in any deliberations regarding her own compensation.

Role of our Shareholders: Advisory Vote on Executive Compensation. While the Company was a foreign private issuer, we were not required under applicable U.S. securities rules to have our shareholders consider and approve a non-binding advisory vote on the compensation of our named executive officers. We intend to hold our first such vote at our annual meeting of shareholders in 2022, and the Compensation Committee will review and consider the results of the shareholder advisory vote from the annual meeting to be held in 2022 when making future compensation decisions.

Principal Objectives of Our 2020 Compensation Program

Our executive compensation program is designed to drive the creation of long-term shareholder value by awarding compensation that is competitive with companies in our peer group in order to attract and retain extraordinary leaders who can perform at high levels and succeed in a demanding business environment. Specifically, our executive compensation program in 2020 was:

•

Mission Focused and Business Driven. Our executive compensation program focused on whether each named executive officer achieved his or her performance goals which support the annual and long-term objectives of our business which include the delivery of meaningful and innovative products to address unmet medical needs. Our objective is to provide an executive compensation program that contributes to building and sustaining a foundation for long-term success.

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Competitively Advantageous. While we consider the executive compensation programs of a peer group of biotechnology and pharmaceutical companies that we believe are representative of the companies we primarily compete with for talent in all the geographies where we do business, we do not benchmark our compensation, or its components, to a specific market percentile of compensation within such peer group. Broader market data, as further described below, is also considered in order to provide additional context for our executive compensation decisions. Peer group and market practices are among the many factors we take into account in developing an executive compensation program that we believe is effective in enabling us to recruit, retain and motivate our leadership team to achieve our business objectives and enhance shareholder value.

•

Performance Focused. We believe strongly in pay-for-performance and endeavor to provide our named executive officers with higher levels of compensation when our business goals and their personal performance objectives are met or exceeded and would correspondingly reduce compensation when performance does not meet our expectations and goals.

•

Aligned with Shareholders. We believe every employee contributes to our success and, as such, every employee has a vested interest in our success. For members of our executive team, including our named executive officers, who set and lead our future strategic direction, we ensure that a significant portion of their total pay opportunities are equity-based to maintain alignment between the interests of our executive officers and our shareholders.

•

Flexible. We are committed to providing flexible benefits designed to allow our diverse global workforce to have rewarding opportunities that meet their varied needs so that they are inspired to perform their very best on behalf of patients and shareholders each day.

Key Performance Factors in Determining Executive Compensation

Our 2020 compensation goals are described above. The Compensation Committee considered (i) whether we achieved our annual corporate goals, (ii) whether each individual executive met or exceeded his or performance goals, (iii) our CEO’s review and evaluation of our executive officers’ performance (other than herself), and (iv) the Compensation Committee’s assessment of our CEO’s performance, all of which are critical components in determining the compensation for our executive officers. Each factor was weighted separately in determining whether the target bonus had been achieved.

External Market Competitiveness and Peer Group

We consider market practices and trends when determining executive compensation levels and making compensation program design decisions. We do not target a specific market percentile or simply replicate the market practice. Instead, we review external market practices as a reference point to assist us in designing an executive compensation program that is tailored to the unique characteristics of our Company and is intended to attract, retain, and inspire extraordinary talent. To understand the external market competitiveness of the compensation for our named executive officers, our CEO and our Compensation Committee review a report analyzing publicly-available information and surveys prepared by the independent compensation consultant which, for 2020 compensation decisions, was Radford. These reports compare the compensation of each executive officer to data available for comparable positions at companies in our peer group and, in certain circumstances, the broader market, by compensation element. The determination of our 2020 peer group was based on a search for comparable companies that approximate (i) our scope of business, including revenues and market capitalization, (ii) our global geographical reach, (iii) our research-based business with multiple marketed products, and (iv) a comparable pool of talent for which we compete. The 2020 peer group consisted of the biotechnology and pharmaceutical companies listed below:

Agios Pharmaceuticals	Global Blood Therapeutics
Aimmune Therapeutics	Heron Therapeutics
Alder Biopharmaceuticals	Hua Medicine
Amicus Therapeutics	Hutchison China MediTech
Arena Pharmaceuticals	Immunomedics
Atara Biotherapeutics	Innovent Biologics, Inc.
BeiGene	Insmed
Blueprint Medicines	Intra-Cellular Therapies
Clovis Oncology	MacroGenics
CStone Pharmaceuticals	Portola Pharmaceuticals
Deciphera Pharmaceuticals	TG Therapeutics
FibroGen	Xencor

For each of the companies in our peer group, when available, we analyze other data publicly filed during the prior year to identify the executives at such companies whose positions are comparable to those held by our executive officers. We then compile and analyze the data for each comparable position. Our competitive analysis includes the structure and design of the executive compensation programs as well as the targeted value of the compensation under these programs. For our executive officers, we may supplement the data from our peer group with published compensation surveys.

Elements of Compensation

In 2020, we met or exceeded the vast majority of performance goals that we set at the beginning of the year for our annual incentive compensation plan. Annual bonus amounts for our named executive officers were significantly influenced by our CEO’s assessment of whether each executive met or exceeded his individual performance objectives for the year. As a result of our strong performance during 2020 and our executives’ achievement of their individual performance goals, the bonus payouts, as a percentage of target, for our 2020 annual bonus plan were above target payout amounts, as described in further detail below. In addition, as a result of our strong share price performance during 2020, the equity-based awards that we granted to our named executive officers, as described in further detail below, show corresponding increases in value.

Principal Elements of Pay

Our compensation objectives are achieved through the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Annual Base Salary	Cash (Fixed)	Provide a competitive base salary rate relative to similar positions in the market to enable the Company to attract and retain critical executive talent.

Annual Incentives (Bonus)	Cash (Variable)	Reward executives for delivering on annual strategic goals and individual contributions that drive our business strategy and contribute to long-term value creation.

Long-Term Equity Incentives	Equity (Variable)	Provide incentives for executives to execute on longer-term goals that drive the creation of shareholder value and support the Company’s retention strategy.

Annual Base Salary

We pay our named executive officers an annual base salary as the fixed component of their compensation. Our Compensation Committee seeks to maintain salaries at competitive levels, but as a relatively small percentage of total compensation. The majority of total compensation is reserved for other elements that are not fixed and are dependent on the achievement of both our corporate performance goals and each executive’s achievement of his or her performance goals, thus ensuring alignment between executive compensation and the interests of our shareholders.

For 2020, our Board of Directors reviewed the base salaries of chief executive officers in our peer group and considered Dr. Du’s compensation, capabilities, performance, and future expected contributions. Dr. Du’s base salary was set at $697,221, which positioned her above the market median when compared to the chief executive officers of our peer group, which is consistent with our Company’s and Dr. Du’s high level of performance in 2020. Our Compensation Committee undertook a similar, individualized review of each executive’s performance and base salary, as well as considering peer group compensation data, when approving the base salaries for our other named executive officers. Below is a summary of the changes in annual base salary from 2019 to 2020 for our named executive officers, other than Mr. Edmondson and Dr. Sandler who commenced employment with us in 2020. The base salaries for Mr. Edmondson and Dr. Sandler in connection with their hires were established after a review of the peer group data and taking into account their experience, base salaries at their prior employers, and role in the Company.

Name	2019 Base Salary (effective as of April 1, 2019)	Merit Increase	2020 Annual Base (effective as of April 1, 2020)
Samantha (Ying) Du	$664,020	5.00%	$697,221
Tao Fu	$450,000	2.00%	$459,000
Billy Cho	$412,000	3.00%	$424,360
F.Ty Edmondson	N/A	N/A	$510,000
Alan Sandler	N/A	N/A	$540,000

As a result of the executive compensation assessment performed by Radford in late 2019, we increased the salaries for Dr. Du and Messrs. Fu and Cho by 5%, 2% and 3%, respectively. Mr. Edmondson joined the Company on August 15, 2020 and was awarded a base salary of $510,000, and Mr. Sandler joined the Company on December 1, 2020 and was awarded a base salary of $540,000. As part of Dr. Sandler’s compensation agreement to join the Company, he received a one-time, cash sign-on payment of $800,000, with $500,000 payable within the first month of his date of hire and $300,000 payable on the one-year anniversary of his date of hire. This payment was provided to make up for annual cash incentive and equity compensation being forfeited by Dr. Sandler from his then current employer.

Annual Incentive Awards (Bonus)

Our annual bonus program is designed to motivate our named executive officers and reward each for achievement of performance that supports short- and long-term value creation for the Company. Upon review of our 2020 corporate goals and our Company and each individual executive’s performance, the Board and Compensation Committee agreed that our 2020 corporate performance goals had been met and, in some cases, exceeded for the 2020 performance year.

The table below shows the 2020 target annual bonus for each named executive officer and the actual bonuses earned by each named executive officer. Individual executive and CEO bonuses were determined by the individual performance rating recommended to the Board by our CEO for all executive officers other than our CEO, and determined by the Compensation Committee for our CEO. The Compensation Committee also considered our financial results and the achievement of our strategic corporate goals for 2020. The CEO’s actual bonus was determined by our Board after considering our financial and strategic milestone performances, and after a review of the CEO’s performance by the Compensation Committee.

Name	Target Percentage	Target Amount	Actual Amount
Samantha (Ying) Du	70%	$488,054.70		$683,060.00
Billy Cho	40%	$169,744.00		$203,692.80
Tao Fu	45%	$206,550.00		$185,895.00
F. Ty Edmondson	40%	$204,000.00		$244,800.00
Alan Sandler (1)	50%	N/A	$	N/A

(1)	Dr. Sandler is not eligible to receive a 2020 bonus payment as a result of his commencement of employment with the Company in December 2020.

Equity Incentive Compensation

Prior to 2021, we did not have an established annual equity grant program. We relied on initial new-hire grants that vest over a period of five years as the equity component of our executive compensation packages. The equity incentive awards granted during 2020 to our named executive officers are set forth in the table below:

Name	Number of Shares Subject to Option Award	Grant Date Fair Value ($)	Exercise Price per Share	Number of Shares Subject to RSU Award	Grant Date Fair Value ($)
Samantha (Ying) Du	250,000	$7,160,000	$44.94	—	$—
Billy Cho	30,000	$859,200	$44.94	—	$—
Tao Fu	—	$—	$—	—	$—
F. Ty Edmondson	37,750	$1,970,173	$82.50	24,250	$2,000,625
Alan Bart Sandler	47,000	$3,250,990	$108.93	30,000	$3,267,900

In determining the annual equity incentive compensation (“EIC”) target grant value for each executive officer, our Compensation Committee considered the EIC awards granted to executive officers of our peer group companies and, in certain circumstances, broader market data, and also reviewed the total target direct compensation of our named executive officers against that of named executive officers of our peer group companies and broader market data. In general, EIC awards constitute the largest component of our executive compensation program in order to better align the interests of our executives with those of our shareholders.

In 2021, we established an annual equity incentive grant program. Due to the establishment of this program, the EIC awards granted to our named executive officers during 2020, or years prior, are not indicative of the grants that we expect to make during 2021 or in subsequent years. Beginning in 2021, our Compensation Committee will determine the annual EIC target grant value for each named executive officer by evaluating an executive’s individual performance, potential future contributions, and market competitiveness using peer group and the other data described above as well as other factors determined to be appropriate by our Compensation Committee. All annual EIC awards granted to our named executive officers are designed to reward long-term Company performance.

EIC grants are made following the completion of our internal performance reviews of our executive officers as well as our external market review of the equity practices of our peer group and the broader market. We have generally made our annual EIC grants in mid-to-late March of each year following our annual earnings release.

We grant EIC awards as a combination of both time-based share options and restricted share unit (RSU) awards. The RSU grants to-date have had a five-year vesting schedule.

We have awarded annual equity grants to Dr. Du and Mr. Cho as well as new-hire grants to Dr. Sandler and Mr. Edmondson.

Employment Agreements

We have entered into employment agreements with each of our named executive officers that govern the terms and conditions of their service relationship with us, including the compensation and benefits to which they are entitled. Dr. Du is employed by Zai Lab Limited, pursuant to an amended and restated employment agreement that became effective December 1, 2018. Dr. Du also is a party to an employment agreement with Zai Lab (Shanghai) Co., Ltd. In addition, Dr. Du has entered into an agreement with our U.S. subsidiary, Zai Lab (US) LLC, pursuant to which a portion of her base salary is paid by Zai Lab (US) LLC based on the level of services that she provides to this entity. Mr. Cho is employed by Zai Lab (Hong Kong) Limited pursuant to an amended and restated employment agreement dated March 22, 2019, and Dr. Fu is employed by Zai Lab (US) LLC pursuant to an amended and restated employment agreement that became effective on January 25, 2019.

In 2020, we entered into employment agreements with Mr. Edmondson and Dr. Sandler, each of whom is employed by Zai Lab (US) LLC pursuant to agreements that became effective on August 15, 2020 and December 1, 2020, respectively. In addition to setting forth the general terms and conditions of their employment with us, including base salary and target bonus levels, the agreements with Mr. Edmondson and Dr. Sandler also specify the amount of the initial equity grants awarded to these executives, as detailed above, and establish a target grant date fair value of $1.5 million with respect to subsequent annual equity grants. These future equity awards are to be made in the form of share options and RSUs, as determined by our Compensation Committee.

Under his 2020 employment agreement, Dr. Sandler is also eligible to receive a sign-on bonus in the amount of $800,000, the first $500,000 of which was paid on December 31, 2020. The remaining $300,000 will be payable on December 1, 2021, subject to Dr. Sandler’s continuous employment with the Company on the payment date. The amount of Dr. Sandler’s sign-on bonus was intended to compensate him for the value of the equity and bonus awards that he forfeited in connection with terminating his prior employment. If Dr. Sandler’s employment is terminated by the Company for cause within the three-year period following December 1, 2020, he is required to repay the full amount of the sign-on bonus within thirty days following the date of termination. In the event that Dr. Sandler resigns from the Company prior to the third anniversary of December 1, 2020, he is required to repay to the Company a prorated portion of the sign-on bonus based on the number of full and partial months remaining in such three-year period as of the date of such termination of employment.

Each of our named executive officers is afforded severance protection through his or her employment agreement. These severance protections are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Other Benefits and Perquisites

We provide standard group health and welfare benefits, including medical, life, and disability insurance to our employees located in the United States, including our named executive officers, as applicable. We also provide benefits required by statute to our employees, including our named executive officers, located outside of the United States. In addition, Drs. Du and Sandler and Messrs. Fu and Edmondson participate in our tax-qualified 401(k) plan, a broad-based, defined contribution retirement plan in which all of our employees who are United States taxpayers and who meet certain age and service requirements are eligible to participate. We make a matching contribution equal to 50% of the first 5% of the employee’s elective contributions under the plan, up to 2.5% of an employee’s eligible compensation. We also provide required Mandatory Provident Fund payments for our employees located in Hong Kong, including our named executive officers, as applicable. The annual value of the contributions to our retirement plan for 2020 for each NEO is reflected in the “All Other Compensation” column of the Summary Compensation Table below. We do not maintain a defined benefit pension plan or supplemental executive retirement plan.

During fiscal year 2020, we did not provide our named executive officers with any perquisites.

CEO to Median Employee Pay Ratio

We determined that the 2020 annual total compensation of the median of all our employees who were employed as of December 31, 2020, other than our CEO, Samantha (Ying) Du, was $59,025. Dr. Du’s 2020 annual total compensation was $8,536,036, and the ratio of these amounts was 1 to 145.

To identify the median compensated employee, we used cash compensation consisting of base salary paid with respect to 2020 (annualized for those individuals who were not employed for the full year), annual bonus or incentives paid with respect to 2020, and the grant date fair value of any equity granted in 2020. We then identified the employee closest to the median that had been employed for the full year to serve as our median compensation individual for purposes of this analysis.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Share Ownership Guidelines

On April 1, 2021, we adopted share ownership guidelines for our executive officers to strengthen and reinforce the link our compensation programs create between our executives and our shareholders. A summary of our share ownership guidelines is set forth below.

Level	Number of Shares Equal in Value to:
CEO	6x base salary
Section 16 Officers	2x base salary

Executive officers have five years from their initial appointment to meet this requirement. Only shares beneficially owned which are vested are credited toward the share ownership requirement. Shares underlying unvested options or RSUs are not included in the calculation. All of our executive officers currently meet the share ownership requirement or are still within the five-year period to meet such requirement. Once the level of share ownership satisfies the applicable guideline, ownership of the guideline amount is expected to be maintained for as long as the individual is subject to this Policy. Future declines in share price will not affect the covered person’s compliance with this Policy as long as the covered person holds the number of shares he or she had at the time he or she achieved the required ownership level.

Policies on Clawback and Recovery of Compensation

We do not currently have a formal policy that provides us with the right to recover amounts paid on the basis of financial results that are subsequently restated. Under the provisions of the Sarbanes-Oxley Act, the chief executive officer and chief financial officer of a public company may be required to forfeit certain equity- or incentive-based compensation in the event of an accounting restatement due to the material noncompliance of the issuer, as a result of misconduct, with respect to one or more reporting requirements under the securities laws. These Sarbanes-Oxley requirements would be enforced as a matter of law if the circumstances arose that warranted it.

Hedging and Pledging Prohibitions

In November 2020, we adopted an Amended and Restated Insider Trading Material Non-Public Information Policy which prohibits our executive officers from engaging in pledging or hedging transactions with respect to our shares.

Compensation Risk Management

Our Compensation Committee has reviewed our compensation policies and practices and does not believe that these policies and practices create risks that are reasonably likely to have a material adverse effect on us.

Tax and Accounting Treatment

The Compensation Committee believes that shareholder interests are best served if the Committee retains the discretion to approve compensation arrangements that support our corporate objectives, even if an arrangement does not qualify for full or partial tax deductibility under U.S. or other tax law or results in adverse accounting consequences to the Company.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based upon such review and discussion, the Compensation Committee recommended to the Board of Directors that such section be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 1, 2021.

THE COMPENSATION COMMITTEE
Peter Wirth (Chair)
Leon O. Moulder, Jr.
Nisa Leung

COMPENSATION TABLES

Summary Compensation Table

The following table sets forth the compensation paid to, received by, or earned during each of the fiscal years set forth below by our named executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Ying (Samantha) Du, Chairwoman and Chief Executive Officer	2020	$688,921	—	—	$7,160,000	$683,060	$4,055	$8,536,036
	2019	$656,115	—	—	$7,569,000	$650,740	$1,338	$8,877,194
	2018	$638,206	—	—	$4,833,500	$619,752	—	$6,091,458
Billy Cho, Chief Financial Officer	2020	$421,270	—	—	$859,200	$203,693	—	$1,484,163
	2019	$409,000	—	—	—	$164,800	—	$573,800
	2018	$300,000	$300,000	$2,184,000	$5,784,000	$133,699	—	$8,701,699
Tao Fu, President and Chief Operating Officer	2020	$456,750	—	—	—	$185,895	$7,125	$649,770
	2019	$450,000	$300,000	—	—	$202,500	$7,000	$959,500
	2018	$98,437	—	$4,049,375	$6,275,000	$65,910	$940	$10,489,663
Ty Edmondson, Chief Legal Officer	2020	$192,262	—	$2,000,625	$1,970,173	$244,800	$1,068	$4,408,928
Alan Bart Sandler, President, Head of Global Development, Oncology	2020	$45,000	$500,000	$3,267,900	$3,250,990	—	—	$7,063,890

(1)	Reflects the sign-on bonus awarded to the applicable named executive officer in connection with his commencement of employment.
(2)

Reflects the aggregate grant date fair value of restricted share awards, restricted share unit awards and stock options granted during the applicable fiscal year, computed in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The underlying valuation assumptions for equity awards granted during 2020 are further discussed in Note 17 to our audited financial statements filed with our Annual Report on Form 10-K for 2020.

(3)	Reflects amounts earned by each of the named executive officers under our annual bonus plan for the applicable fiscal year.
(4)	Reflects the value of company matching contributions to the Zai Lab US 401(k) Plan.

Grants of Plan-Based Awards

The following table reports potential payouts for awards made under our annual cash bonus plan, stock options and restricted share units awards, in each case that were granted during 2020 to our named executive officers:

Name and Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards($) (1)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Under- lying Options(#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards($)(2)
		Threshold	Target	Maximum
Ying (Samantha) Du
Annual Bonus	—	—	$488,055	—	—	—	—	—
Stock Options	3/12/2020	—	—	—	—	250,000	$44.94	$7,160,000
Billy Cho
Annual Bonus	—	—	$169,744	—	—	—	—	—
Stock Options	3/12/2020	—	—	—	—	30,000	$44.94	$859,200
Tao Fu
Annual Bonus	—	—	$206,550	—	—	—	—	—
Ty Edmondson
Annual Bonus	—	—	$204,000	—	—	—	—	—
Stock Options	8/17/2020	—	—	—	—	37,750	$82.50	$1,970,173
Restricted Share Units	8/17/2020	—	—	—	24,250	—	—	$2,000,625
Alan Bart Sandler
Annual Bonus	—	—	—	—	—	—	—	—
Stock Options	12/1/2020	—	—	—	—	47,000	$108.93	$3,250,990
Restricted Share Units	12/1/2020	—	—	—	30,000	—	—	$3,267,900

(1)

Non-Equity Incentive Plan amounts above reflect short-term cash incentive opportunities granted under our annual bonus plan, which is discussed in more detail in “Compensation Discussion & Analysis–Annual Incentive Awards.” Actual amounts earned by each of the named executive officers under our annual bonus plan for 2020 are disclosed above in the Summary Compensation Table.

(2)

Amounts reflect the aggregate grant date fair value of restricted share unit awards and stock options granted during 2020, computed in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The underlying valuation assumptions for equity awards granted during 2020 are further discussed in Note 17 to our audited financial statements filed with our Annual Report on Form 10-K for 2020.

Each of our named executive officers has entered into an employment agreement that governs the terms and conditions of their service relationship with us, including the compensation and benefits to which they are entitled. Among other items, the employment agreements set out the annual bonus targets, as a percentage of base salary, for each of our named executive officers. Please see “Compensation Discussion & Analysis–Annual Incentive Awards” above for the 2020 bonus targets applicable to our named executive officers. The employment agreements with Mr. Edmondson and Dr. Sandler also specify the amount of the initial equity grants awarded to these executives, as set forth in the table above.

Outstanding Equity Awards at December 31, 2020

The following table provides information on the outstanding stock option and restricted share awards held as of December 31, 2020 by our named executive officers:

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable(1)		Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (3)	Market value of shares of units of stock that have not vested ($)(4)
Ying (Samantha) Du	1,555,832	(2)	—	$0.60	10/21/2025
	483,500		120,876	$1.20	3/8/2026
	737,744		184,440	$1.74	8/24/2026
	140,000		210,000	$20.90	3/27/2028
	60,000		240,000	$38.93	3/7/2029
	—		250,000	$44.94	3/11/2030
Billy Cho	130,000		240,000	$21.84	3/1/2028
	—		30,000	$44.94	3/11/2030
						60,000	$8,120,400
Tao Fu	200,000		300,000	$18.92	9/23/2028
						120,000	$16,240,800
Ty Edmondson	—		37,750	$82.50	8/16/2030
						24,250	$3,281,995
Alan Bart Sandler	—		47,000	$108.93	11/30/2030
						30,000	$4,060,200

(1)

Unless otherwise noted, all option awards have a maximum term of ten years from the grant date and vest in equal annual installments over five years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on each such vesting date.

(2)

Option has a maximum term of ten years from the grant date and vested as to 20% of the number of shares subject to the option on the first anniversary of the date of grant, with the remaining portion of the award vesting over 48 months in equal monthly installments.

(3)

Restricted share awards and restricted share unit awards vest in equal annual installments over five years, beginning on the first anniversary of the grant date, subject to the executive remaining in continuous service with us on each such vesting date.

(4)	Market values reflect the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2020, which was $135.34.

Options Exercised and Shares Vested During 2020

The following table provides information relating to stock option exercises and stock award vesting for our named executive officers during the year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(2)
Ying (Samantha) Du	400,000	$31,840,676	—	—
Billy Cho	30,000	$1,554,045	20,000	$1,124,600
Tao Fu	—	—	48,334	$3,745,436
Ty Edmondson	—	—	—	—
Alan Bart Sandler	—	—	—	—

(1)	Represents the stock price on the Nasdaq Global Select Market at exercise minus the stock option exercise price multiplied by the number of shares acquired on exercise.
(2)

Represents the fair market value of the shares on the vesting date, calculated as the closing stock price on the Nasdaq Global Select Market on the vesting date (or the previous business day if vesting occurred during a weekend) multiplied by the number of shares vesting.

Potential Payments Upon Termination or Change of Control

Name	Benefit Type	Termination due to death or disability ($)	Termination without Cause or for Good Reason ($)	Termination without Cause or for Good Reason in connection with a Change of Control ($)
Ying (Samantha) Du	Severance	$58,102	$1,533,886	$2,386,102
	Benefits Continuation	$2,592	$46,651	$46,651
	Value of Equity Acceleration	$110,626,291	$110,626,291	$110,626,291
Billy Cho	Severance	$35,363	$212,180	$594,104
	Benefits Continuation	$465	$2,792	$5,584
	Value of Equity Acceleration	N/A	N/A	$38,072,400
Tao Fu	Severance	$38,250	$665,550	$665,550
	Benefits Continuation	$104	$1,245	$1,245
	Value of Equity Acceleration	N/A	N/A	$51,166,800
Ty Edmondson	Severance	$42,500	$587,475	$714,975
	Benefits Continuation	$3,367	$40,405	$50,506
	Value of Equity Acceleration	N/A	$5,276,705	$5,276,705

		* Death only. Disability termination is treated the same as termination without cause.
Alan Bart Sandler	Severance	$45,000	$562,869	$562,869
	Benefits Continuation	$3,374	$40,492	$40,492
	Value of Equity Acceleration	N/A	N/A	$5,301,470

Each of our named executive officers is entitled to receive certain benefits upon a qualifying termination of employment, including following a change in control of the Company, or in the event of a termination of employment due to the executive’s death or disability, in each case as described below.

Under the terms of their respective employment agreements, in the event of a termination of employment, each of our named executive officers will be entitled to receive any accrued but unpaid base salary, reimbursement for unpaid business expenses incurred prior to termination and any additional compensation as may be expressly required under applicable law, including accrued but unused vacation time (the “Final Compensation”).

In addition to the Final Compensation, upon termination of the named executive officer’s employment by us without “cause” or by the executive for “good reason” (each as defined in the respective employment agreement and collectively, a “qualifying termination”), the named executive officer will be entitled to receive the following severance benefits, subject to the executive’s timely execution of a separation agreement and a general release of claims in a form reasonably satisfactory to the Company: (i) an amount equal to 12 months’ (18 months, in the case of Dr. Du, and for Mr. Cho, six months in the event he experiences a qualifying termination prior to March 2, 2021) base salary and 12 months (18 months, in the case of Dr. Du, and for Mr. Cho, six months in the event he experiences a qualifying termination prior to March 2, 2021) of the Company’s portion of monthly premiums with respect to health, dental and vision coverage or COBRA continuation coverage, as applicable, and in each case payable as salary continuation over the 12 months (18 months, in the case of Dr. Du, and for Mr. Cho, six months in the event he experiences a qualifying termination prior to March 2, 2021) following the effective date of the qualifying termination (collectively, “Base Severance”) and (ii) for each executive other than Mr. Cho, a pro-rated bonus based on the number of days that the executive worked in the year of termination, payable at the same time as bonuses are paid to other senior executives of the Company (the “Pro-Rated Bonus”). In the event of a qualifying termination, Dr. Du and Mr. Edmondson will also receive full accelerated vesting of any then-outstanding unvested stock options, restricted share or other equity awards held by the executive (“Equity Acceleration”).

In the event of a qualifying termination within 12 months following a change in control (a “change in control termination”), in addition to the Final Compensation, the Base Severance and the Equity Acceleration but in lieu of the Pro-Rated Bonus, Dr. Du will receive a payment equal to the sum of (x) six months’ base salary, (y) two times the executive’s target bonus and (z) six months of the Company’s portion of monthly premiums payable immediately prior to the effective date of such termination with respect to health, dental, and vision insurance coverage (the “CiC Payment”). In the event of a change in control termination and in addition to the Final Compensation, Mr. Cho will receive Base Severance over a 12-month period, the Pro-Rated Bonus and the Equity Acceleration; Mr. Fu will receive Base Severance, the Pro-Rated Bonus and the Equity Acceleration; Mr. Edmondson will receive Base Severance over a 15-month period, the Pro-Rated Bonus and the Equity Acceleration; and Dr. Sandler will receive the Base Severance, the Pro-Rated Bonus and the Equity Acceleration.

In addition to the Final Compensation, upon termination of an executive’s employment as a result of her or his death or disability, each executive, other than Mr. Edmondson, will be entitled to receive an amount equal to one months’ base salary and one month of the Company’s portion of monthly premiums with respect to health, dental and vision coverage or COBRA continuation coverage, as applicable. Mr. Edmondson would receive these same benefits in the event of a termination of his employment as a result of his death, but a termination due to his disability would be treated in the same manner as a qualifying termination, as described above. In addition, upon termination of Dr. Du’s employment as a result of her death or disability, she would be entitled to the Equity Acceleration.

DIRECTOR COMPENSATION

For 2020, each member of our Board of Directors who is not an employee of the Company or one of our affiliates, or our non-employee directors, were entitled to the following compensation under our non-employee director compensation policy:

•	Annual cash retainer of $50,000 for each non-employee director;

•	Additional annual cash retainer of $20,000 for the Audit Committee chair;

•	Additional annual cash retainer of $10,000 for each Audit Committee member;

•	Additional annual cash retainer of $15,000 for the Compensation Committee chair;

•	Additional annual cash retainer of $7,500 for each Compensation Committee member;

•	Additional annual cash retainer of $10,000 for the Nominating Committee chair;

•	Additional annual cash retainer of $5,000 for each Nominating Committee member; and

•	An annual grant of restricted shares under our 2017 Equity Plan.

Our non-employee director compensation policy provides that each non-employee director will receive an annual grant of 10,000 restricted shares (subject to a maximum grant date fair value limitation of $500,000 per year), which vests in full on the first anniversary of the date of grant, subject to continued service as a member of our board of directors through such date. In 2020, each non-employee director received a grant of 10,000 restricted shares under our 2017 Equity Incentive Plan which vested on January 1, 2021. In 2021, the maximum grant date fair value limitation of $500,000 reduced the number of shares of restricted stock granted to each non-employee director under our 2017 Equity Incentive Plan to 3,852 restricted shares, which will vest on January 1, 2022, subject to continued service as a member of our board of directors through such date.

Our non-employee directors are also reimbursed by the Company for reasonable and customary expenses incurred in connection with attendance at board of director and committee meetings, in accordance with the Company’s policies as in effect from time to time. Dr. Du, Ms. Leung and, following the commencement of his employment with the Company, Mr. Fu do not receive separate compensation for their service as directors.

The following table provides information concerning compensation for our non-employee directors for 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
Kai-Xian Chen	$50,625	$415,900	$—	$466,525
John Diekman	$75,000	$415,900	$—	$490,900
Nisa Leung	$—	$—	$—	$—
William Lis	$60,000	$415,900	$—	$475,900
Leon Moulder, Jr.	$65,274	$435,200	$—	$500,474
Peter Wirth	$65,000	$415,900	$35,000	$515,900

(1)

Reflects the grant date fair value of restricted share awards granted during 2020 in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The underlying valuation assumptions for equity awards granted during 2020 are further discussed in Note 17 to our audited financial statements filed with our Annual Report on Form 10-K for 2020.

(2)

As of December 31, 2020, our non-employee directors held the following number of shares subject to outstanding restricted share awards: Mr. Chen 10,000 shares; Mr. Diekman 10,000 shares; Ms. Leung no shares; Mr. Lis 10,000 shares; Mr. Moulder 10,000 shares; and Mr. Wirth 10,000 shares.

ADDITIONAL INFORMATION

DELIVERY OF PROXY MATERIALS

The Company may satisfy SEC rules regarding delivery of proxy materials, including this Proxy Statement, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold ordinary shares as a record shareholder in Hong Kong or Cayman Islands and prefer to receive separate copies of proxy materials either now or in the future, please contact Zai Lab Limited at Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210, Attention Corporate Secretary, +86 21 6163 2588 or +1 (786) 250-1886. If you hold ordinary shares in the form of ADSs through Citibank or hold ordinary shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

Shareholder Communications

Generally, shareholders who have questions or concerns should contact our Investor Relations department at Building 1, 4/F, Jinchuang Plaza, 4560 Jinke Road, Pudong, Shanghai, China 201210. However, shareholders who wish to communicate directly with our Board of Directors, or any individual director, should direct questions in writing to our Chief Legal Officer & Corporate Secretary. Communications addressed in this manner will be forwarded directly to our Board of Directors or named individual director(s).

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND

PROMPTLY RETURN THE ENCLOSED FORM OF PROXY

Exhibit A

THE COMPANIES ACT (REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

FIFTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

ZAI LAB LIMITED

(Adopted by a Special Resolution passed on June 24, 2021)

INTERPRETATION

1.	In these Articles, Table A in the Schedule in the Companies Act does not apply and unless otherwise defined, the defined terms shall have the meanings assigned to them as follows:

“Articles”	these Articles of Association of the Company as altered or added to, from time to time.

“Board” or “Board of Directors”	the board of Directors for the time being of the Company.

“Business Day”	a day (excluding Saturdays or Sundays), on which banks in Hong Kong, Beijing and New York are open for general banking business throughout their normal business hours.

“Chairman”	the Chairman appointed pursuant to Article 82.

“Commission”	Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act.

“Companies Act”	the Companies Act (Revised) of the Cayman Islands and any statutory amendment or re-enactment thereof. Where any provision of the Companies Act is referred to, the reference is to that provision as amended by any law for the time being in force.

“Company”	Zai Lab Limited, a Cayman Islands company limited by shares.

“Company’s Website”	the website of the Company, the address or domain name of which has been notified to Members.

“Designated Stock Exchange”	the Global Market of The Nasdaq Stock Market, The New York Stock Exchange, The Stock Exchange of Hong Kong Limited or any other internationally recognized stock exchange where the Company’s securities are traded.

“Directors”	the directors of the Company for the time being, or as the case may be, the Directors assembled as a Board or as a committee thereof.

“electronic”	the meaning given to it in the Electronic Transactions Act (Revised) of the Cayman Islands and any amendment thereto or re-enactments thereof for the time being in force and includes every other law incorporated therewith or substituted therefore.

“electronic communication”	electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board.

“in writing”	includes writing, printing, lithograph, photograph, type-writing and every other mode of representing words or figures in a legible and non-transitory form and, only where used in connection with a notice served by the Company on Members or other persons entitled to receive notices hereunder, shall also include a record maintained in an electronic medium which is accessible in visible form so as to be useable for subsequent reference.

“Listing Rules”	The Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited.

“Member”	the meaning given to it in the Companies Act.

“Memorandum of Association”	the Memorandum of Association of the Company, as amended and re-stated from time to time.

“month”	calendar month.

“Ordinary Resolution”

a resolution:

(a)   passed by a simple majority of votes cast by such Members as, being entitled to do so, vote in person or, in the case of any Member being an organization, by its duly authorized representative or, where proxies are allowed, by proxy at a general meeting of the Company; or

(b)   approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed.

“paid up”	paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up.

“Register of Members”	the register to be kept by the Company in accordance with the Companies Act.

“seal”	the Common Seal of the Company (if adopted) including any facsimile thereof.

“Securities Act”	the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“share”	any share in the capital of the Company and includes a fraction of a share.

“signed”	includes a signature or representation of a signature affixed by mechanical means or an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication.

“Special Resolution”	the meaning given to it in the Companies Act and includes a unanimous written resolution.

“Statutes”	the Companies Act and every other laws and regulations of the Cayman Islands for the time being in force concerning companies and affecting the Company.

“year”	calendar year.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender;

(c)	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

(d)	“MAY” shall be construed as permissive and “SHALL” shall be construed as imperative;

(e)	a reference to a dollar or dollars (or $) is a reference to dollars of the United States;

(f)	references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

(g)

any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms; and

(h)	Section 8 of the Electronic Transactions Act (Revised) shall not reply.

3.	Subject to the last two preceding Articles, any words defined in the Companies Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The business of the Company may be conducted as the Directors see fit.

5.

The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

ISSUE OF SHARES

6.

Subject to the provisions, if any, in the Memorandum of Association, these Articles and to any direction that may be given by the Company in a general meeting, the Directors may, in their absolute discretion and without approval of the existing Members, issue shares, grant rights over existing shares or issue other securities in one or more series as they deem necessary and appropriate and determine designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the shares held by existing Members, at such times and on such other terms as they think proper. The Company shall not issue shares in bearer form.

7.

The Directors may provide, out of the unissued shares, for series of preferred shares. Before any preferred shares of any such series are issued, the Directors shall fix, by resolution or resolutions, the following provisions of the preferred shares thereof:

(a)	the designation of such series, the number of preferred shares to constitute such series and the subscription price thereof if different from the par value thereof;

(b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)

the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other series of preferred shares;

(d)	whether the preferred shares of such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)

the amount or amounts payable upon preferred shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(f)

whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

(g)

whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)

the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)

the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

Without limiting the foregoing and subject to Article 82, the voting powers of any series of preferred shares may include the right, in the circumstances specified in the resolution or resolutions providing for the issuance of such preferred shares, to elect one or more Directors who shall serve for such term and have such voting powers as shall be stated in the resolution or resolutions providing for the issuance of such preferred shares. The term of office and voting powers of any Director elected in the manner provided in the immediately preceding sentence of this Article 7 may be greater than or less than those of any other Director or class of Directors.

8.

The powers, preferences and relative, participating, optional and other special rights of each series of preferred shares, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of preferred shares shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

REGISTER OF MEMBERS AND SHARE CERTIFICATES

9.

The Company shall maintain a Register of its Members and a Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates (if any) shall specify the share or shares held by that person and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. All certificates for shares shall be delivered personally or sent through the post addressed to the Member entitled thereto at the Member’s registered address as appearing in the register.

10.	All share certificates shall bear legends required under the applicable laws, including the Securities Act.

11.

Any two or more certificates representing shares of any one class held by any Member may at the Member’s request be cancelled and a single new certificate for such shares issued in lieu on payment (if the Directors shall so require) of US$1.00 or such smaller sum as the Directors shall determine.

12.

If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed, a new certificate representing the same shares may be issued to the relevant Member upon request subject to delivery up of the old certificate or (if alleged to have been lost, stolen or destroyed) compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the Directors may think fit.

13.	In the event that shares are held jointly by several persons, any request may be made by any one of the joint holders and if so made shall be binding on all of the joint holders.

TRANSFER OF SHARES

14. (a)

Shares are transferable subject to the approval of the Board or the written consent of a Director authorized by the Board in writing to approve share transfers (excluding shares that are listed on a Designated Stock Exchange) and the Board may, in its sole discretion, decline to register any transfer of any share which is not fully paid up or on which the Company has a lien.

(b)	The Directors may also decline to register any transfer of any share unless:

(i)

the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four;

(v)	the shares conceded are free of any lien in favor of us; or

(vi)	a fee of such maximum sum as the Designated Stock Exchange(s) may determine to be payable, or such lesser sum as the Board may from time to time require, is paid to the Company in respect thereof.

(c)

If the Directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

(d)

Notwithstanding Articles 14(a) to (c) above, transfers of shares which are listed on The Stock Exchange of Hong Kong Limited may be effected by any method of transferring or dealing in securities permitted by the Listing Rules and which has been approved by the Board for such purpose.

15.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as the Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

16.

The instrument of transfer of any share shall be in writing and executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members.

17.	All instruments of transfer that shall be registered shall be retained by the Company.

REDEMPTION AND PURCHASE OF OWN SHARES

18.	Subject to the provisions of the Statutes and these Articles, the Company may:

(a)

issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member and the redemption of shares shall be effected on such terms and in such manner as the Board may, before the issue of such shares, determine;

(b)

purchase its own shares (including any redeemable shares) provided that the manner of purchase have been approved by the board of Directors or by Ordinary Resolution of the Members or the manner of purchase is in accordance with the Articles 19 and 20 (this authorization is in accordance with section 37(2) of the Statutes or any modification or re-enactment thereof for the time being in force); and

(c)	the Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Statutes, including out of capital.

19.	Purchase of shares listed on a Designated Stock Exchange: the Company is authorised to purchase any share listed on a Designated Stock Exchange in accordance with the following manner of purchase:

(a)	the maximum number of shares that may be repurchased shall be equal to the number of issued and outstanding shares less one share; and

(b)	the repurchase shall be at such time; at such price and on such other terms as determined and agreed by the Board in their sole discretion provided however that:

(i)	such repurchase transactions shall be in accordance with the relevant code, rules and regulations applicable to the listing of the shares on the Designated Stock Exchange; and

(ii)	at the time of the repurchase, the Company is able to pay its debts as they fall due in the ordinary course of its business.

20.

Purchase of shares not listed on a Designated Stock Exchange: the Company is authorised to purchase any shares not listed on a Designated Stock Exchange in accordance with the following manner of purchase:

(a)

the Company shall serve a repurchase notice in a form approved by the Board on the Member from whom the shares are to be repurchased at least two Business Days prior to the date specified in the notice as being the repurchase date;

(b)	the price for the shares being repurchased shall be such price agreed between the Board and the applicable Member;

(c)	the date of repurchase shall be the date specified in the repurchase notice; and

(d)	the repurchase shall be on such other terms as specified in the repurchase notice as determined and agreed by the Board and the applicable Member in their sole discretion.

21.

The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share and the Company is not obligated to purchase any other share other than as may be required pursuant to applicable law and any other contractual obligations of the Company.

22.

The holder of the shares being purchased shall be bound to deliver up to the Company the certificate(s) (if any) thereof for cancellation and thereupon the Company shall pay to him the purchase or redemption monies or consideration in respect thereof.

VARIATION OF RIGHTS ATTACHING TO SHARES

23.

If at any time the share capital is divided into different classes or series of shares, the rights attaching to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to these Articles, be varied or abrogated with the consent in writing of the holders of two-thirds of the issued shares of that class or series or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class or series.

24.	The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class or series of shares except the following:

(a)

separate general meetings of the holders of a class or series of shares may be called only by (i) the Chairman of the Board, or (ii) a majority of the entire Board of Directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series). Nothing in this Article 24 or Article 23 shall be deemed to give any Member or Members the right to call a class or series meeting.

(b)

the necessary quorum shall be one or more persons holding or representing by proxy at least one-tenth of the issued shares of the class or series and that any holder of shares of the class or series present in person or by proxy may demand a poll.

25.

The rights conferred upon the holders of the shares of any class or series shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking in priority thereto or pari passu therewith.

COMMISSION ON SALE OF SHARES

26.

The Company may in so far as the Statutes from time to time permit pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

27.

No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statutes) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

28.

The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

29.

The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of 14 calendar days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

30.

For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

31.

The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

32.

Subject to the terms of allotment, the Directors may from time to time make calls upon the Members in respect of any money unpaid on their shares, and each Member shall (subject to receiving at least 14 calendar days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his shares. A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

33.	The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

34.

If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

35.

The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

36.	The Directors may make arrangements on the issue of shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

37.

The Directors may, if they think fit, receive from any Member willing to advance the same all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight percent per annum) as may be agreed upon between the Member paying the sum in advance and the Directors. No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

38.

If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of such much of the call or instalment as is unpaid, together with any interest which may have accrued.

39.

The notice shall name a further day (not earlier than the expiration of 14 calendar days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

40.

If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

41.

A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

42.

A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company receives payment in full of the fully paid up amount of the shares.

43.

A certificate in writing under the hand of a Director of the Company, which certifies that a share has been forfeited on a date stated in the certificate, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share or any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

44.

The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

45.

The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

46.

The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.

47.

Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made. If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

48.

A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, provided however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 calendar days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

49.	The Company may by Ordinary Resolution:

(a)	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)

sub-divide its existing shares or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;

(d)

cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

50.

Subject to the provisions of the Statutes and these Articles as regards to the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.

51.

All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

52.

For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case 30 calendar days. If the Register of Members shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members such register shall be so closed for at least 10 calendar days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

53.

In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend, the Directors may, at or within 90 calendar days prior to the date of declaration of such dividend fix a subsequent date as the record date of such determination.

54.

If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

55.	All general meetings of the Company other than annual general meetings shall be called extraordinary general meetings.

56. (a)

The Company shall hold an annual general meeting every year and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall determine, provided that not more than 15 months should elapse between the date of one annual general meeting of the Company and the next.

(b)	At these meetings the report of the Directors (if any) shall be presented.

57. (a)	The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

(b)

A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than one-tenth of the share capital of the Company as at that date carries the right of voting at general meetings of the Company.

(c)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the principal place of business of the Company (with a copy forwarded to the registered office), and may consist of several documents in like form each signed by one or more requisitionists.

(d)

If the Directors do not within 21 calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further 21 calendar days, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the second said 21 calendar days.

(e)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

58.

At least 14 calendar days’ notice shall be given for any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of these Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting by all the Members (or their proxies) entitled to attend and vote thereat; and

(b)

in the case of an extraordinary general meeting by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety five percent in par value of the shares giving that right.

59.	The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Member shall not invalidate the proceedings at any meeting.

PROCEEDINGS AT GENERAL MEETINGS

60.

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. One or more Members holding not less than an aggregate of one-tenth of all voting share capital of the Company in issue present in person or by proxy and entitled to vote shall be a quorum for all purposes.

61.

If provided for by the Company, a person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

62.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall be dissolved.

63.	The Chairman of the Board of Directors shall preside as chairman at every general meeting of the Company.

64.

If at any meeting the Chairman of the Board of Directors is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall elect one of their members to be chairman of the meeting, or, if no Director is so elected and willing to be chairman of the meeting, the Members present shall choose a chairman of the meeting.

65.

The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 10 calendar days or more, not less than 14 calendar days’ notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

66.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

67.

If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand for a poll may be withdrawn.

68.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

69.

A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

70.

Where any member is, under the Listing Rules, required to abstain from voting on any particular resolution or restricted to voting only for or only against any particular resolution, any votes cast by or on behalf of such member whether by proxy or, as the case may be corporate representative in contravention of such requirement whether or restriction shall not be counted.

71.

Subject to any rights and restrictions for the time being attached to any class or classes of shares, every Member present in person and every person representing a Member by proxy at a general meeting of the Company shall have one vote for each share registered in his name in the Register of Members.

72.

In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

73.

A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may on a poll, vote by proxy.

74.	No Member shall be entitled to vote at any general meeting unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

75.	On a poll, votes may be given either personally or by proxy.

76.

The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Member of the Company.

77.

An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

78.

The instrument appointing a proxy shall be deposited at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company:

(a)	not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)

in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)

where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any Director;

provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the registered office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

79.

Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

80.

Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member.

CLEARING HOUSES

81.

If a clearing house (or its nominee) is a Member of the Company it may, by resolution of its directors or other governing body or by power of attorney, authorise such person or persons as it thinks fit to act as its representative or representatives at any general meeting of the Company or at any general meeting of any class of Members of the Company provided that, if more than one person is so authorized, the authorisation shall specify the number and class of shares in respect of which each such person is so authorized. A person so authorized pursuant to this provision shall be entitled to exercise the same powers on behalf of the clearing house (or its nominee) which he represents as that clearing house (or its nominee) could exercise if it were an individual Member of the Company holding the number and class of shares specified in such authorisation.

DIRECTORS

82. (a)

Unless otherwise determined by the Company in general meeting, the number of Directors shall not be less than one or more than ten Directors. The Directors shall be elected or appointed in the first instance by the subscribers to the Memorandum of Association or by a majority of them and thereafter by the Members at general meeting.

(b)

Commencing at, and following on from, the annual general meeting of the Company in 2022, each Director shall be elected annually for terms expiring at the next annual general meeting of the Company, at which he or she may be eligible for re-election, until his or her earlier death, resignation or removal.

(c)

The Board of Directors shall have a Chairman (the “Chairman”) elected and appointed by a majority of the Directors then in office. The Directors may also elect a Co-Chairman or a Vice-Chairman of the Board of Directors (the “Co-Chairman”). The Chairman shall preside as chairman at every meeting of the Board of Directors. To the extent the Chairman is not present at a meeting of the Board of Directors, the Co-Chairman, or in his absence, the attending Directors may choose one Director to be the chairman of the meeting. The Chairman’s voting right as to the matters to be decided by the Board of Directors shall be the same as other Directors.

(d)	The Company may by Ordinary Resolution elect any person to be a Director either to fill a casual vacancy on the Board or as an addition to the existing Board.

(e)

The Directors by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting or the sole remaining Director, shall have the power from time to time and at any time to appoint any person nominated by a unanimous decision of the nominating committee of the Board to serve as a Director to fill a casual vacancy on the Board or as an addition to the existing Board, subject to the Company’s compliance with director nomination procedures required under applicable corporate governance rules of the Designated Stock Exchange(s), as long as the Company’s securities are traded on a Designated Stock Exchange.

83.	Subject to Article 82, a Director may be removed from office by Ordinary Resolution or by the Board at any time before the expiration of his term.

84.

A vacancy on the Board created by the removal of a Director under the provisions of Article 83 above may be filled by the election or appointment by Ordinary Resolution at the meeting at which such Director is removed or by the affirmative vote of a simple majority of the remaining Directors present and voting at a Board meeting, provided that any such individual appointed to fill such vacancy has been nominated by a unanimous decision of the nominating committee of the Board.

85.

The Board may, from time to time, and except as required by applicable law or the listing rules of the Designated Stock Exchange(s) where the Company’s securities are traded, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

86.

A Director shall not be required to hold any shares in the Company by way of qualification. A Director who is not a Member of the Company shall nevertheless be entitled to receive notice of and to attend and speak at general meetings of the Company and all classes of shares of the Company.

DIRECTORS’ FEES AND EXPENSES

87.

The Directors may receive such remuneration as the Board may from time to time determine. The Directors may be entitled to be repaid all travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board or committees of the Board or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

88.

Any Director who, by request, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

ALTERNATE DIRECTOR

89.

Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and, where he is a Director, to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall be deemed for all purposes to be a Director and shall not be deemed to be the agent of the Director appointing him. An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

90.

Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting at which such proxy is to be used, or first used, prior to the commencement of the meeting.

POWERS AND DUTIES OF DIRECTORS

91.

Subject to the provisions of the Companies Act, these Articles and to any resolutions made in a general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in a general meeting shall invalidate any prior act of the Directors that would have been valid if that resolution had not been made.

92.

Subject to these Articles, the Directors may from time to time appoint any person, whether or not a Director of the Company, to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of the Chief Executive Officer, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, one or more Vice Presidents, Manager or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their body (but not an alternate Director) to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Company by Ordinary Resolution resolves that his tenure of office be terminated.

93.

The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

94.

The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

95.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

96.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid.

97.

The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

98.	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested to them.

99.

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

DISQUALIFICATION OF DIRECTORS

100.	Notwithstanding anything in these Articles, the office of Director shall be vacated, if the Director:

(a)	dies, becomes bankrupt or makes any arrangement or composition with his creditors;

(b)	is found to be or becomes of unsound mind;

(c)	resigns his office by notice in writing to the Company; or

(d)	shall be removed from office pursuant to Articles 82 or 83 or the Statutes.

PROCEEDINGS OF DIRECTORS

101.	The Directors may meet together (whether within or outside the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit.

102.

A Board meeting may be called by a Director by giving notice in writing to the Board specifying a date, time and agenda for such meeting. The Board shall upon receipt of such notice give a copy of such notice of such meeting to all Directors and their respective alternates (if any).

103. (a)

At least one (1) Business Day notice shall be given to all Directors and their respective alternates (if any) for a Board meeting, provided that such notice period may be reduced or waived with the consent of all the Directors or their respective alternates (if any).

(b)

An agenda identifying in reasonable detail the issues to be considered by the Directors at any such meeting and copies (in printed or electronic form) of any relevant papers to be discussed at the meeting together with all relevant information shall be provided to and received by all Directors and their alternates (if any) at least one (1) Business Day prior to the date for such meeting. The agenda for each meeting shall include any matter submitted to the Company by any Director at least one (1) Business Day prior to the date for such meeting.

(c)	Unless approved by all Directors (whether or not present or represented at such meeting), matters not set out in the agenda need not be considered at a Board meeting.

104.

A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of conference telephone, video conference or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

105.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be a majority of the members of the Board of Directors , provided that a Director and his appointed alternate Director shall be considered only one person for this purpose.

106.

If a quorum is not present at a Board meeting within thirty (30) minutes following the time appointed for such Board meeting, the relevant meeting shall be adjourned for a period of at least three (3) Business Days and the presence of any three (3) Directors shall constitute a quorum at such adjourned meeting. A meeting of the Directors at which a quorum is present when the meeting proceeds to business shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

107.

Questions arising at any meeting of the Directors shall be decided by a majority of votes and each Director shall be entitled to one (1) vote in deciding matters deliberated at any meeting of the Directors.

108.

A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

109.

A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

110.

Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company.

111.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

112.

When the chairman of a meeting of the Directors signs the minutes of such meeting, the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

113.

A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted and when signed, a resolution may consist of several documents each signed by one or more of the Directors.

114.

The continuing Directors may act, notwithstanding any vacancy in their body, but if their number is reduced below the number fixed pursuant to these Articles as the necessary quorum of Directors, then the continuing Directors may act only to increase the number or to summon a general meeting of the Company, but for no other purpose.

115.

A committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

116.

A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote.

117.

All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

PRESUMPTION OF ASSENT

118.

A Director who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

DIVIDENDS, DISTRIBUTIONS AND RESERVE

119.

Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor.

120.

Subject to any rights and restrictions for the time being attached to any class or classes of shares and these Articles, the Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

121.

The Directors may, before recommending or declaring any dividend, set aside out of the funds legally available for distribution such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends or for any other purpose to which those funds may be properly applied and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments (other than shares of the Company) as the Directors may from time to time think fit.

122.

Any dividend may be paid by cheque or wire transfer to the registered address of the Member or person entitled thereto, or in the case of joint holders, to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled, or such joint holders as the case may be, may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled, or such joint holders as the case may be, may direct.

123.	The Directors when paying dividends to the Members in accordance with the foregoing provisions may make such payment either in cash or in specie.

124.	No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

125.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as fully paid on the shares, but if and so long as nothing is paid up on any of the shares in the Company dividends may be declared and paid according to the amounts of the shares. No amount paid on a share in advance of calls shall, while carrying interest, be treated for the purposes of this Article as paid on the share.

126.	If several persons are registered as joint holders of any share, any of them may give effectual receipts for any dividend or other monies payable on or in respect of the share.

127.	Any dividend unclaimed after a period of six years from the date of declaration of such dividend may be forfeited by the Board of Directors and, if so forfeited, shall revert to the Company.

128.	No dividend shall bear interest against the Company.

BOOK OF ACCOUNTS

129.	The books of account relating to the Company’s affairs shall be kept in such manner as may be determined from time to time by the Directors.

130.	The books of account shall be kept at such place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

131.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors, and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the Directors or by the Company by Ordinary Resolution.

132.

Subject to the requirements of applicable law and the listing rules of the Designated Stock Exchange(s), the accounts relating to the Company’s affairs shall be audited in such manner and with such financial year end as may be determined from time to time by the Company by Ordinary Resolution or failing any such determination by the Directors or failing any determination as aforesaid shall not be audited.

ANNUAL RETURNS AND FILINGS

133.	The Board shall make the requisite annual returns and any other requisite filings in accordance with the Companies Act.

AUDIT

134.	The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors and may fix his or their remuneration.

135.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

136.

Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next special meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any time during their term of office, upon request of the Directors at any general meeting of the Members.

THE SEAL

137.

The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

138.

The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint, and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence.

139.

Notwithstanding the foregoing, a Director shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.

OFFICERS

140.

Subject to Article 92, the Company may have Chief Executive Officer, Chief Operating Officer, Chief Technology Officer, Chief Financial Officer, Company Secretary one or more Vice Presidents, Manager or Controller, appointed by the Directors. The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time subscribe.

CAPITALISATION OF PROFITS

141.	Subject to the Statutes and these Articles, the Board may, with the authority of an Ordinary Resolution:

(a)

resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)

appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively; or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to Members credited as fully paid;

(c)

make any arrangements it thinks fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Board may deal with the fractions as it thinks fit;

(d)	authorise a person to enter (on behalf of all the Members concerned) an agreement with the Company providing for either:

(i)	the allotment to the Members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)

the payment by the Company on behalf of the Members (by the application of their respective operations of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, an agreement made under the authority being effective and binding on all those Members; and

(e)	generally do all acts and things required to give effect to the resolution.

NOTICES

142.

Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Member either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Member at his address as appearing in the Register of Members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

143.	Notices posted to addresses outside the Cayman Islands shall be forwarded by prepaid airmail.

144.

Any Member present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

145.	Any notice or other document, if served by:

(a)

post, shall be deemed to have been served five calendar days after the time when the letter containing the same is posted (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted);

(b)	facsimile, shall be deemed to have been served upon confirmation of receipt;

(c)

recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly delivered to the courier; or

(d)

electronic means as provided herein shall be deemed to have been served and delivered on the day following that on which it is successfully transmitted or at such later time as may be prescribed by any applicable laws or regulations.

146.

Any notice or document delivered or sent to any Member in accordance with the terms of these Articles shall notwithstanding that such Member be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Member as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

147.	Notice of every general meeting shall be given to:

(a)	all Members who have supplied to the Company an address for the giving of notices to them;

(b)	every person entitled to a share in consequence of the death or bankruptcy of a Member, who but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	each Director and Alternate Director.

No other person shall be entitled to receive notices of general meetings.

INFORMATION

148.

No Member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the Members of the Company to communicate to the public.

149.

The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its members including, without limitation, information contained in the Register of Members and transfer books of the Company.

INDEMNITY

150.

Every Director (including for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles) and officer of the Company for the time being and from time to time shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in connection with the execution or discharge of his duties, powers, authorities or discretions as a Director or officer of the Company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

151.	No such Director or officer of the Company shall be liable to the Company for any loss or damage unless such liability arises through the willful neglect or default of such Director or officer.

FINANCIAL YEAR

152.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and shall begin on January 1st in each year.

WINDING UP

153.

Subject to these Articles, if the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND NAME OF COMPANY

154.

The Company may at any time and from time to time by Special Resolution alter or amend these Articles or the Memorandum of Association of the Company, in whole or in part, or change the name of the Company.

REGISTRATION BY WAY OF CONTINUATION

155.

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing. In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman

Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

ZAI LAB LIMITED BUILDING 1, 4/F JINCHUANG PLAZA 4560 JINKE ROAD PUDONG, SHANGHAI, 201210 P.R. CHINA VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ZLAB2021 or attend in person You may attend the meeting in person or via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. If you wish to attend the meeting in person, please check the meeting materials for any special requirements for meeting attendance. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D53856-P56193 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ZAI LAB LIMITED The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. A special resolution to consider and approve amending and restating the Fourth Amended and Restated Articles of Association of Zai Lab Limited, or the Current Articles, to provide for the annual election of each of the Company’s directors.[    ][    ][    ] 2. A special resolution to consider and approve amending and restating the Current Articles to reflect changes required or recommended by The Stock Exchange of Hong Kong Limited.[    ][    ][    ] 3. A special resolution to consider and approve that, conditional upon the approval of special resolutions 1 and 2, the Current Articles be amended, restated and replaced in their entirety by the Fifth Amended and Restated Articles of Association in the form attached to the proxy statement as Exhibit A.[    ][    ][    ] 4. An ordinary resolution to ratify the selection of Deloitte Touche Tohmatsu Certified Public Accountants LLP and Deloitte Touche Tohmatsu as the Company’s independent auditors for the fiscal year ending December 31, 2021.[    ][    ][    ] NOTE: To transact other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D53857-P56193 ZAI LAB LIMITED Annual Meeting of Shareholders This proxy is solicited by the Board of Directors The shareholders hereby appoint Samantha Du and F. Ty Edmondson, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of ZAI LAB LIMITED that the shareholders are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m. (Eastern Daylight Time)/8:00 p.m. (China Standard Time) on Thursday, June 24, 2021, at Building 1, 4/F, Denali Room, Jinchuang Plaza, 4560 Jinke Road, Shanghai, China 201210 or online at www.virtualshareholdermeeting.com/ZLAB2021, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side